Exhibit 10.31

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

OXFORD BIOMEDICA (UK) LIMITED

and

CABALETTA BIO, INC.

LICENCE AND SUPPLY AGREEMENT

Contents

Clause No.	Page No.

1.	Definitions and Interpretation	1
2.	Governance	13
3.	Provision of Services	15
4.	Client Materials	20
5.	Forecasting and Ordering for Batches	21
6.	Delivery and Defective Batches	22
7.	Price and Payment	25
8.	Financial Records and Audit	28
9.	Access to OXB Information	29
10.	Quality Audits and Inspections	29
11.	Regulatory Approvals; Regulatory Matters	30
12.	Intellectual Property	31
13.	Technology Transfer	33
14.	Confidential Information	34
15.	Indemnities and Liability; Insurance	38
16.	Warranties and Representations	41
17.	Duration and Termination	42
18.	General	45

i

CONFIDENTIAL

THIS AGREEMENT (the “Agreement”) is made as of the 30th day of December 2021 (“Effective Date”)

BETWEEN:

(1)

OXFORD BIOMEDICA (UK) LIMITED, a company incorporated in England and Wales with company registration number 03028927, whose registered office is at Windrush Court, Transport Way, Oxford, OX4 6LT, UK (“OXB”); and

(2)	CABALETTA BIO, INC., a company incorporated in Delaware whose principal place of business is at 2929 Arch Street, Suite 600, Philadelphia, PA 19104, USA (“Client”).

BACKGROUND:

(A)	OXB has extensive experience in the development and manufacture of therapeutic lentiviral vectors, including manufacturing, process development, product release and analytical technology.
(B)	Client wishes to develop and commercialise certain gene therapy products transduced using lentiviral vectors.
(C)	OXB and Client entered into the CDA (as defined herein) pursuant to which the Parties evaluated and expanded opportunities to work together.
(D)

OXB and Client entered into the FSA (as defined herein) pursuant to which OXB commenced early phase activities for the eventual supply by OXB to Client of cGMP lentiviral vectors targeting Client’s gene(s) of interest.

(E)	Client now wishes to appoint OXB to manufacture and supply to Client such vectors for clinical purposes.
(F)

OXB wishes to grant and Client wishes to accept a licence under OXB’s intellectual property rights to develop and commercialise Client’s products which incorporate vectors manufactured using OXB’s manufacturing process.

(G)	Under certain circumstances, OXB wishes to grant and Client wishes to accept the right to have the manufacturing process transferred to Client.
(H)	The Parties intend for this Agreement to terminate the CDA and the FSA.

OPERATIVE PROVISIONS

1.	Definitions and Interpretation
1.1	Definitions. In this Agreement, the following words and expressions shall have the following meanings:
(a)	“Actual Delivery Date” means the date upon which a Batch is Delivered by OXB;
(b)	“Additional Target Fee” shall have the meaning given to it in clause 7.2;
(c)	“Additional Target” means [***] that is agreed by OXB and Client in accordance with clause 2.4;

(d)

“Affiliate” means any person, firm, trust partnership, corporation, company or other entity or combination thereof which directly or indirectly (i) controls a Party, (ii) is controlled by a Party, or (iii) is under common control with a Party.  As used in this definition, the terms “control” and “controlled” will mean ownership of fifty per cent (50%) or more the voting rights of such entity or the power to direct the management of such entity through contract or otherwise;

(e)	“Agreed Delivery Date” means the date specified in the applicable Scope of Work or Work Order or Change Order by which a Batch will be Delivered by OXB in accordance with clause 6.1;
(f)

“Applicable Law” means all rules, regulations, laws, statutes, guidelines, judgments and court orders of any kind whatsoever of any Regulatory Authority applicable to a Party’s activities hereunder, as amended from time to time, including cGMP of the FDA, the EMA, the European Commission, the ICH guidelines and regulations, and any other regulatory jurisdictions as agreed to in writing by both Parties;

(g)	“Approved Subcontractor” has the meaning given in clause 3.6;
(h)

“Arising IPR” means any Intellectual Property Rights prepared, developed, conceived, reduced to practice, generated or derived by or on behalf of either Party in the course of the performance of its obligations under this Agreement;

(i)

“Background IPR” means information, techniques, Know-How, software, Intellectual Property Rights and materials (regardless of the form or medium in which they are disclosed or stored) that are:  (i) owned or Controlled by one Party or its Affiliates prior to the Effective Date or (ii) generated or obtained by a Party independently of the activities conducted in connection with this Agreement and without use of, reliance upon, or reference to the other Party’s Confidential Information; and which are provided by such Party to the other for performing this Agreement;

(j)

“Batch” means a specific quantity of Vector Manufactured by OXB that is intended to have uniform character and quality within specified limits and is produced according to a single cycle of Manufacture, and that is required to be Manufactured in compliance with cGMP as specified in the applicable Scope of Work;

(k)

“Batch Documentation” means, with respect to a Batch Manufactured by OXB, (1) a copy of the Batch record, (2) the Certificate of Compliance in accordance with the format and subject matter as set out in the Quality Agreement, (3) the Certificate of Analysis, and (4) such other quality related documentation as is required under the Quality Agreement, duly signed by the designated person, corresponding to the Batch;

(l)	“Batch Fee” means the price payable by Client for a Batch, as set out in Schedule 1 or as otherwise agreed in writing by the Parties under the applicable Scope of Work or Work Order;
(m)

“BLA” means a biologics license application filed with the FDA to obtain permission to introduce, or deliver for introduction, a biologic product into interstate commerce as provided for under 21 CFR 601.2 or any comparable application filed with the Regulatory Authority of any other country;

(n)	“Business Days” means any day other than a Saturday or a Sunday on which banks are open for business in both London and Philadelphia;
(o)	“CAAR” means a chimeric auto antigen receptor;
(p)	“Cancellation Charges” means the cancellation charges as set out in Schedule 1.
(q)	“CDA” means the confidentiality agreement between the Parties dated 12 April 2019;
(r)

“cGMP” mean the then applicable principles and guidelines of current good manufacturing practice and general biologics products standards as contained:  (i) in US Federal Food Drug and Cosmetic Act and 21 CFR Chapters 210, 211, 600 and 610; (ii) in EC Directive 2003/94/EC laying down the principles and guidelines of Good Manufacturing Practice in respect of Medicinal Products for Human Use and Investigation Medicinal Products for Human Use; (iii) in EC Directive 2001/20/EC covering the requirements of GMP manufacture for clinical trial usage; (iv) in the European Commission’s guidelines “The rules governing medicinal products in the European Union”, EudraLex Volume 4, “EU Guidelines to Good Manufacturing Practice - Medicinal Products for Human and Veterinary Use”; (v) in ICH Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; and (vi) in any comparable laws, rules, or regulations of any foreign jurisdiction which may be agreed from time to time between the Parties in writing pursuant to a Scope of Work, Change Order or Work Order, in each case (i) to (vi) as may be amended from time to time;

(s)

“Change Order” means a document signed by both Parties setting out agreed amendments to Work Packages or termination of Work Packages, and shall include a description of work and detail any changes to the costs of such amended Work Packages and the overall Scope of Work;

(t)

“Claim” means losses, liabilities, damages, amounts paid in settlement, reasonable legal costs and other reasonable expenses of any nature whatsoever suffered or incurred in connection with any Third-Party demands, claims, actions, or proceedings (whether criminal or civil, in contract, tort or otherwise).  For clarity, in connection with any claim for which OXB has an indemnification obligation under clause 15.4(c), “Claim” shall include any reasonable royalties payable to the relevant Third Party;

(u)	“Client Arising IPR” shall have the meaning set out in clause 12.5;
(v)

“Client Materials” means the materials identified in the applicable Scope of Work and provided by Client for use in the performance of Services under this Agreement or otherwise deemed to be “Client Materials” herein;

(w)	“Commercial Milestones” shall have the meaning given to it in Schedule 2;
(x)	“Commercial Milestone Payments” shall have the meaning given to it in Schedule 2;
(y)

“Commercialise” or “Commercialisation” means any and all activities directed toward marketing, promoting, detailing, distributing, importing, exporting, selling or offering to sell the Licensed Products;

(z)

“Components” means all raw materials, media, excipients and materials, excluding Client Materials, required for the Manufacture, storage, supply and shipping of Vector in accordance with the Specifications;

(aa)

“Confidential Information” means all information of a confidential or proprietary nature which is obtained directly or indirectly by one Party (the “Receiving Party”) or its Affiliates, from the other Party (the “Disclosing Party”) or its Affiliates at any time during the Term, without regard to the form or manner in which such information is disclosed or obtained (including information disclosed orally or in documentary or electronic form or by way of model, or obtained by observation), and without limiting the foregoing, in addition shall include:

(i)	the existence and terms of this Agreement and the FSA, for which both Parties shall be deemed to be a Receiving Party;
(ii)

Confidential Information, as such term is defined in the CDA, which information, with effect from the Effective Date, shall be deemed to be Confidential Information of the relevant Party under this Agreement and subject to the terms of this Agreement in place of the terms of the CDA with this Agreement;

(iii)

Confidential Information, as such term is defined in the FSA, which information, with effect from the Effective Date, shall be deemed to be Confidential Information of the relevant Party under this Agreement and subject to the terms of this Agreement in place of the terms of the FSA with this Agreement;

(iv)	any Know-How within each of OXB’s Background IPR or the OXB Arising IPR, for which OXB shall be deemed to be the Disclosing Party and Client the Receiving Party; and
(v)	any Know-How within each of Client’s Background IPR or the Client Arising IPR for which, in each case, Client shall be deemed to be the Disclosing Party and OXB the Receiving Party;
(bb)

“Control” or “Controlled” means, with respect to any Intellectual Property Right or other intangible property, the possession by a Party (whether by ownership or license, other than a license granted pursuant to this Agreement), of the ability to grant access to, or a license or sublicense of, such rights or property as contemplated under this Agreement;

(cc)

“Cover”, “Covered” or “Covering” shall mean, with respect to a Patent Right, that, in the absence of a license granted to a person under a Valid Claim included in such Patent Right, the manufacture or use of Vectors or the manufacture, use, research, Development or Commercialisation of Licensed Products would infringe such Valid Claim (or, in the case of a Patent Right that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent);

(dd)

“Defective Batch” means any Batch that (i) is terminated after the IM Date and before completion, (ii) does not conform to the Specifications, and / or (iii) was not Manufactured in accordance with cGMP, the Quality Agreement or Applicable Law;

(ee)	“Delivery” of a Batch shall mean the Batch being made available to Client by OXB in accordance with clause 6.1 and Delivered shall be construed accordingly;
(ff)

“Develop” or “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval of a Licensed Product and to supporting appropriate usage for such Licensed Product.  This includes:  (i) preclinical/nonclinical research and testing, toxicology, and clinical trials; and (ii) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain, maintain and/or expand Regulatory Approval of a Licensed Product (including contacts with Regulatory Authorities) and excludes in all cases Commercialisation of Licensed Product;

(gg)	“Development Milestones” shall have the meaning given to it in Schedule 2;
(hh)	“Development Milestone Payments” shall have the meaning given to it in Schedule 2;
(ii)	“Development Partner” means any Affiliate of Client or any Third Party, in each case to whom Client has granted a right or license to research, Develop, or Commercialise the Licensed Products;
(jj)	“EMA” means the European Medicines Agency and any successor agency thereto;
(kk)	“Facility” means the facility identified in the Quality Agreement or respective Work Order or approved by Client in writing, which can be:
(i)	a OXB manufacturing, laboratory and warehouse facility; and
(ii)	the facilities of an Approved Subcontractor;
(ll)	“FDA” means the United States Food and Drug Administration and any successor agency thereto;
(mm)

“First Commercial Sale” means, with respect to a given Licensed Product, the first sale to a Third Party (other than an Affiliate or sublicensee) on an arms’ length commercial basis of such Licensed Product by a Related Party in a country:

(i)	following Regulatory Approval of such Licensed Product in that country, if a Regulatory Approval or similar marketing approval is required in such country; or
(ii)	at any time, if no such Regulatory Approval or similar marketing approval is required in such country;
(nn)

“FSA” means the feasibility study agreement dated 18 October 2019 pursuant to which the Client and OXB commenced preliminary activities for the eventual supply by OXB of cGMP lentiviral vectors targeting the Client’s gene(s) of interest;

(oo)	“FTE” means a full-time equivalent person year (consisting of 1568 hours per year);

(pp)	“GAAP” means generally accepted accounting principles in the U.S. consistently applied;
(qq)	“GBP” and “£” mean the lawful currency of the United Kingdom;
(rr)	“GOI” means [***];
(ss)	“ICH” means International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use;
(tt)	“IM Date” means the date upon which Manufacture of a Batch is initiated;
(uu)	“Initial Fee” means the upfront fee pursuant to clause 7.1 and set out in Schedule 2;
(vv)	“Initial Target” means [***];
(ww)

“Insolvency Event” in relation to a Party or entity shall mean any of the following events:  (i) that Party ceasing or threatening to cease to carry on business; (ii) that Party being deemed by a competent authority to be unable or admitting inability to pay its debts; (iii) a moratorium is declared by a competent authority in respect of any indebtedness of that Party; (iv) that Party giving notice to any of its creditors that it has suspended or is about to suspend payment of any of its debts; (v) that Party commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness by reason of financial difficulties; (vi) an arrangement, composition, or assignment with or for the benefit of its creditors is entered into or proposed by or in relation to that Party; (vii) a receiver, administrative receiver, liquidator, or compulsory manager taking possession of or being appointed over the whole or any material part of the assets of that Party; (viii) any expropriation, attachment, sequestration, distress, execution or other analogous process is levied or enforced on or affects the whole or any material part of the assets of that Party (and is not discharged within [***]); (ix) enforcement of any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect over any assets of that Party; (x) that Party or its directors or the holder of a qualifying floating charge giving notice of his, their or its intention to appoint an administrator; (xi) that Party or its directors or any of its creditors or the holder of a qualifying floating charge making an application to the court for the appointment of an administrator; (xii) an administrator being appointed of that Party; (xiii) the winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) with respect to that Party; provided that this does not apply to any winding-up petition that is frivolous or vexatious and is discharged, stayed or dismissed within [***] of commencement; (xiv) that Party being struck off the register of companies; or (xv) the happening in relation to that Party of an event analogous to any of the above in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets;

(xx)

“Intellectual Property Rights” means all rights in Patent Rights; rights to inventions, copyright and related rights; rights in trade marks, trade names and domain names; rights in designs; rights in computer software; database rights; rights in confidential information (including know-how) and any other intellectual property rights; in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions (for their full term) of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;
(yy)

“Know-How” means unpatented information that is not in the public domain (including, without limitation, information comprising or relating to inventions, discoveries, concepts, methodologies, models, research, development and testing procedures, the results of experiments, tests and trials, manufacturing processes, techniques and specifications, quality control data, analyses, reports and submissions);

(zz)

An individual shall be deemed to have “Knowledge” of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could reasonably be expected to have discovered or otherwise become aware of such fact or other matter under the circumstances by virtue of conducting a reasonable investigation or otherwise;

(aaa)	“Licensed Product” means [***];
(bbb)

“Manufacture”, “Manufactured” and “Manufacturing” means the steps, Processes and activities to produce any Vector for clinical supply, including the manufacturing, processing, handling, storage, packaging, labelling, validation, testing, release and preparation for Delivery of Vector;

(ccc)	“Manufacturing Slot” means a scheduled period during which OXB will Manufacture a Batch at a Facility as specified in the applicable Scope of Work or Work Order or Change Order;
(ddd)	“Manufacturing Slot Deposit” shall have the meaning set out in Schedule 1;
(eee)	“Manufacturing Slot Deposit Payment Date” means, in respect of each Manufacturing Slot, the date that is [***] before the applicable scheduled IM Date for the Manufacturing Slot;
(fff)

“Master Production Batch Record” means the technical documents that define the Manufacturing procedures and associated materials for a specific part of the Manufacturing process, as approved by both Parties and as amended by the Parties in writing from time to time;

(ggg)	“Milestone Payment” means one of the milestone payments set out in Schedule 2;
(hhh)

“Net Sales” means the gross amount invoiced by a Related Party(ies) in arms-length transactions for or on account of the sale to a non-Related Party of Licensed Products, less the sum of the following:

(i)	[***];
(ii)	[***];
(iii)	[***];
(iv)	[***]; and
(v)	[***].

[***].

[***].

[***]:

(i)	[***]; or
(ii)	[***],

[***].

It is understood that any accruals for individual items reflected in Net Sales are periodically (at least once each calendar quarter) trued up and adjusted by each Related Party consistent with its customary practices and in accordance with GAAP.

Sale or transfer of Licensed Products between any of the Related Parties shall not result in any Net Sales, with Net Sales to be based only on any subsequent sales or dispositions to a non-Related Party;

(iii)	“OXB Arising IPR” shall have the meaning attributed to it in clause 12.5;
(jjj)	“OXB IP” means:
(i)

the Patent Rights that Cover the manufacture or use of Vectors, or the manufacture, use, research, Development or Commercialisation of the Licensed Products, including those Patents identified in Schedule 5 (the “Licensed Patents”); and

(ii)

the Know-How that is necessary or reasonably useful for the manufacture or use of Vectors, or the manufacture, use, research, Development or Commercialisation of Licensed Products (the “Licensed Know-How”);

in each case, to the extent Controlled by OXB as of the Effective Date or during the Term, including Intellectual Property Rights subsisting in its Background IPR and the OXB Arising IPRs;

(kkk)

“OXB Manufacturing Process” means the Manufacturing process used by OXB to manufacture a Vector or which is made available by OXB to Client or Client’s Affiliate or a Third Party pursuant to any Technology Transfer;

(lll)	“OXB Patent Rights” means Patent Rights Controlled by OXB;
(mmm)	“Parties” means OXB and Client and “Party” shall mean either of them;
(nnn)

“Pass-Through Costs” means any documented external costs that are (a) agreed in a Work Order or otherwise in writing by Client and incurred by OXB in carrying out the Manufacturing and Services, including Technology Transfer, under this Agreement or (b) identified in the relevant Work Orders (including where the Work Order contains an estimate for such costs, the final costs incurred by OXB) and will include without limitation the costs of Plasmids for both research and the Manufacture of cGMP grade Vector, and in each case shall not include those costs included in the Batch Fee;

(ooo)

“Patent Rights” shall mean all patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and patent applications (including all provisional applications, continuations, continuations-in-part and divisionals), and foreign equivalents of any of the foregoing;

(ppp)

“Phase I Clinical Trial” means a human clinical trial normally conducted in healthy volunteers or diseased patients with the aim of determining the pharmacokinetics, pharmacodynamics, early safety profile and some preliminary evidence of efficacy if conducted in patients;

(qqq)

“Phase 2/3 Clinical Trial” means a human clinical trial involving a sufficient number of subjects that, prior to commencement of the trial or at any other defined point in the trial, satisfies both of the following ((i) and (ii)):

(i)

such trial is designed to (1) establish that the Licensed Product is safe and efficacious for its intended use, and (2) define and determine warnings, precautions, and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval in any country; and

(ii)

such trial is or becomes a registration trial sufficient for filing an application for Regulatory Approval in any country, as evidenced by (1) an agreement with or statement from the relevant Regulatory Approval on a special protocol assessment or equivalent, or (2) other guidance or minutes issued by the relevant Regulatory Approval, for such registration trial;

(rrr)

“Pivotal Clinical Trial” means a pivotal human clinical trial conducted in a sufficient number of patients to establish safety or efficacy in the particular indication tested, the data and results of which are intended to be used as part of a basis for seeking Regulatory Approval in any country;

(sss)	“Plasmids” means the plasmids required to Manufacture Vector, including genome and packaging components, as specified in the applicable Scope of Work or Work Order or Change Order;
(ttt)

“Process” means the processes and procedures used to Manufacture Vector in accordance with the Master Production Batch Record, including all protocols and SOPs referenced therein.  Process will not include Facility design and SOPs generated or used in the course of performing services that are generally applicable to OXB’s business, such as in connection with the operation of any of its Facility and/or equipment, and that a reasonable contract manufacturing organisation skilled in the art would be expected to have in place for the operation of its own facility;

(uuu)	“Project Manager” shall have the meaning set out in clause 2.1;
(vvv)	“Quality Agreement” shall have the meaning set out in clause 3.3(a);
(www)

“Regulatory Approval” means all technical, medical, and scientific licenses, registrations, authorisations, consents, and approvals of any Regulatory Authority, necessary for the use, development, manufacture, and commercialisation of a Vector or Licensed Product in a given regulatory jurisdiction;
(xxx)

“Regulatory Authority” means any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the manufacture, production, use or storage or transport, of any Vector or Licensed Product, including the FDA, the EMA, and the European Commission (and any successor agencies), in (i) the United States of America, (ii) the United Kingdom, (iii) the European Union, and (iv) such other territories as may be mutually agreed to by the Parties in writing;

(yyy)	“Regulatory Milestones” shall have the meaning given to it in Schedule 2;
(zzz)	“Regulatory Milestone Payments” shall have the meaning given to it in Schedule 2;
(aaaa)

“Related Party” shall mean Client and its sublicensees of one or more Licensed Products.  For clarity, Related Party shall not include any distributors, wholesalers or the like unless such entity is an Affiliate of Client;

(bbbb)	“Representatives” shall have the meaning set out in clause 14.2;
(cccc)	“Royalties” shall have the meaning set out in clause 7.12;
(dddd)

“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the First Commercial Sale of such Licensed Product in such country and ending the later of (i) the [***] of the First Commercial Sale of the given Licensed Product in such country and (ii) to the extent there is a Valid Claim within the OXB IP that Covers (A) the manufacture of the Vector used to generate such Licensed Product or the manufacture of the Licensed Product or (B) the sale of the Licensed Product, in each case (A) or (B) in such country, the expiration of the last such Valid Claim.  A true and complete list of Patent Rights within the foregoing sub-clause (ii) is provided in Schedule 5, which Schedule 5 may be updated by OXB, on a Vector-by-Vector basis, in the event of any change to the status of the relevant Patent Rights;

(eeee)	“Sample” means any sample of Vector for analytics, retention, stability studies or other non-clinical purpose;
(ffff)

“Scope of Work” means a document signed by both Parties setting out the agreed Services for each Target to be provided by OXB to Client under this Agreement which shall include a description, the duration, and the cost of the Services and individual Work Package(s).  Agreed Scopes of Work shall be incorporated into and form part of this Agreement and may be modified from time to time by a Change Order or a Work Order;

(gggg)	“Senior Officers” means (i) for OXB, the CEO or duly authorized designee and (ii) for Client, the CEO, CFO or duly authorized designee;
(hhhh)	“Service Fee” shall mean the fees and other payments and costs for the Services other than Batch Manufacturing Services (which shall be charged in accordance with the Batch Fee);

(iiii)	“Services” shall mean any Manufacturing services and/or other services to be performed by OXB under this Agreement, as described in any Scope of Work, Work Package or Work Order or Change Order;
(jjjj)

“SOPs” means the written standard operating procedures and methods of OXB, as the same may be amended, in OXB’s sole discretion, from time to time; provided that any change to the SOPs that could impact Client’s ability to Develop or Commercialise the Licensed Product shall be subject to clause 3.4;

(kkkk)

“Specification” means with respect to each Vector, the tests, references to analytical methods and appropriate acceptance criteria (including yield) and attributes to which such Vector must conform, as set forth in the Quality Agreement or agreed from time to time in writing by Client and OXB pursuant to clause 3.4;

(llll)	“Specification Changes” shall have the meaning attributed to it in clause 3.4;
(mmmm)

“Storage Guidelines” means those procedures, methods and conditions for preserving, monitoring and storing all Client Materials, Components, and Batches of Vector, as set forth in the Quality Agreement or as otherwise mutually agreed to in writing by the Parties;

(nnnn)	“Supply Term” shall have the meaning set out in clause 17.1(a);
(oooo)	“Target” or “Targets” means the Initial Target and any Additional Targets deemed to be a “Target” herein or any of them individually, as applicable;
(pppp)

“Technology Transfer” means the technology transfer process described in Article 13 occurring after a Technology Transfer Event, under which process OXB provides documentation, technical assistance, materials and cooperation by appropriate employees (including technical training at an OXB site pertaining to the Process) as set forth in the Technology Transfer Plan and as is reasonably necessary for properly skilled personnel of Client or its Affiliate or its Third-Party designee (as applicable) to Manufacture a Vector in accordance with the applicable Process;

(qqqq)	“Technology Transfer Event” has the meaning set out in Schedule 3;
(rrrr)	“Technology Transfer Milestone” shall have the meaning set out in Schedule 2;
(ssss)	“Technology Transfer Milestone Payments” shall have the meaning set out in Schedule 2;
(tttt)	“Term” shall have the meaning set out in clause 17.1;
(uuuu)

“Testing Laboratory” means a qualified independent Third-Party testing laboratory reasonably acceptable to both Parties by written agreement to evaluate certain technical issues and/or detect their root causes;

(vvvv)	“Third Party Cell Line” shall have the meaning set out in clause 3.10;
(wwww)	“Third Party” means any person or entity other than Client, OXB and their respective Affiliates;

(xxxx)	“USD” or “US$” means the lawful currency of the United States;
(yyyy)

“Valid Claim” means a claim of (i) an unexpired and issued patent that has not been disclaimed, revoked, or held invalid, un-patentable or unenforceable by an administrative agency, court or other government agency of competent jurisdiction in a final and non-appealable decision (or a decision un-appealed within the time limit allowed for appeal), and which has not been admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (ii) a pending patent application that has not been finally rejected by a patent office or other governmental agency of competent jurisdiction in an un-appealable decision or a decision that is un-appealed within the time allowed for appeal and that has been prosecuted in good faith and has not been pending for more than [***] from the date of its earliest priority date;

(zzzz)

“Vector” means a lentiviral vector delivering the applicable GOI that is (i) Manufactured and supplied under this Agreement by OXB or an Approved Subcontractor of OXB; (ii) Manufactured by Client following a Technology Transfer to Client pursuant to Article 13 with respect to such vector delivering the applicable GOI; or (iii) Manufactured by Client’s Affiliate or a Third Party on behalf of Client or its sublicensee following a Technology Transfer to such Affiliate or Third Party pursuant to Article 13 with respect to such vector delivering the applicable GOI;

(aaaaa)	“Work Order” means a document signed by both Parties setting out new Work Packages to be added to a Scope of Work;
(bbbbb)	“Work Package” means the work identified as a discrete work package in a Scope of Work, Change Order or Work Order thereto; and
(ccccc)	“Year” means a calendar year starting on 1 January and ending on 31 December.
1.2	Interpretation. In this Agreement:
(a)	unless otherwise specified, references to clauses and schedules are to the clauses and schedules of this Agreement;
(b)

the words “include”, “including” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them;

(c)	the words “other” and “otherwise” are not to be construed as being limited by any words preceding them;
(d)	headings are used for convenience only and do not affect its interpretation; and
(e)	a reference to the singular includes a reference to the plural and vice versa and a reference to any gender includes a reference to all other genders.
1.3	Termination of CDA and FSA.
(a)

The Parties agree that the CDA is hereby terminated in all respects and with effect from the date of this Agreement the CDA shall have no further effect except to the extent that certain provisions of the CDA survive any expiration or termination pursuant to the terms of the CDA.

(b)

The Parties agree that the FSA is hereby terminated in all respects and with effect from the date of this Agreement the FSA shall have no further effect except to the extent that (i) certain provisions of the FSA survive any expiration or termination pursuant to the terms of the FSA or (ii) activities due to be carried out under the FSA are incomplete in which case such activities shall continue under this Agreement.

(c)

In the event of any conflict between the terms and provisions of the CDA or FSA and the terms and provisions of this Agreement, including with respect to the use and treatment of Confidential Information, this Agreement will prevail.

2.	Governance
2.1

Representatives.  Within [***] of the Effective Date, each of OXB and Client shall appoint an employee as a project manager to oversee their respective obligations under this Agreement (each a “Project Manager”).  Unless agreed otherwise between the Parties in writing, all communications between OXB and Client regarding the conduct of OXB’s day-to-day performance will be with the respective Party’s Project Manager.  A Party may change its Project Manager at any time by providing at least [***] prior written notice to the other Party.  Client shall incur no cost for any change in OXB’s Project Manager, including, without limitation, costs associated with any knowledge transfer to a new OXB Project Manager.

2.2	Steering Committee
(a)

Steering Committee.  Within [***] after the Effective Date, the Parties shall establish a steering committee (the “Steering Committee”) by each Party designating and notifying the other Party of its initial members to serve on the Steering Committee.  The Steering Committee will remain in place until the termination or expiry of the Term and, unless otherwise agreed in writing between the Parties, will be disbanded at the end of such period.

(b)	Role of Steering Committee. The Steering Committee shall lead and oversee the performance of OXB under this Agreement and, subject to clause 2.2(g), shall be responsible for and have authority for:
(i)	providing a forum for strategic decision-making;
(ii)	reviewing performance under this Agreement;
(iii)	resolving any disputes referred to it by the Project Team; and
(iv)	making such other determinations as are expressly delegated to it under the terms of this Agreement.
(c)

Membership.  The Steering Committee shall consist of two senior personnel of OXB and two senior personnel of Client, in each case with authority to make decisions for the appointing Party on issues within the mandate of the Steering Committee and shall additionally include each Party’s Project Manager.  Each member shall have the appropriate background and expertise to contribute to the Steering Committee.  Each Party may change its members on the Steering Committee from time to time by providing notice in writing to the other Party.  Either Party may, from time to time, invite additional representatives or consultants, who are not Steering Committee members but who have knowledge and/or experience in relation to the performance of the collaboration between the Parties, to attend Steering Committee meetings.  Prior to attendance of any Steering Committee meeting, all of the Steering Committee members and all other permitted attendees must be bound by confidentiality obligations at least as protective to the other Party’s Confidential Information as the terms set out in Article 14.

(d)

Co-Chairpersons.  Each Party shall appoint one of its members to co-chair Steering Committee meetings (each a “Co-Chairperson”).  The Co-Chairpersons shall attend meetings, ensure the orderly conduct of meetings, and ensure that written minutes of each meeting are taken and issued to each of the Parties.

(e)

Meetings.  The Steering Committee shall meet as often as agreed by the Co-Chairpersons, but in no event less than [***].  Such meetings may be conducted by telephone, videoconference or in person as determined by the Co-Chairpersons, acting reasonably.  Each Party may also call for special meetings of the Steering Committee with reasonable prior notice (it being agreed that at least [***] shall constitute reasonable notice), to resolve particular matters within the decision-making responsibility of the Steering Committee.  Meetings of the Steering Committee shall be effective only if at least one (1) representative of each Party is present and participating as a Co-Chairperson.

(f)

Decision-Making.  The Steering Committee will endeavour to make decisions by consensus of the Co-Chairpersons with each Party having one (1) vote.  If a dispute or failure to agree arises which cannot be resolved within the Steering Committee, the Steering Committee shall cause such dispute or failure to agree to be referred to the Senior Officers (or their respective delegates) for resolution.  The Senior Officers (or their respective delegates) shall attempt in good faith to resolve such dispute or failure to agree.  In the event that the Senior Officers (or their respective delegates) have been unable to resolve such dispute within [***] of the dispute being referred to them, either Party may seek resolution of the dispute in accordance with clause 18.14.

(g)

Limits.  Each of the Steering Committee, the Project Team and the Project Managers shall only have the powers assigned expressly to each of them in this Agreement.  Notwithstanding any provision to the contrary, neither the Steering Committee nor the Project Team nor the Project Managers shall have any power to amend or modify the provisions of, or to waive compliance with, this Agreement (including any Scopes of Work, Work Packages or Work Orders), and each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated to or vested in the Steering Committee, the Project Team or the Project Managers.  For clarity and without limiting the foregoing, neither the Steering Committee nor the Project Team nor the Project Managers shall have any power to agree to any Specification Changes, which are subject to the process set forth in clause 3.4.

2.3	Project Team
(a)

Within [***] after the Effective Date, the Parties will establish a project team (“Project Team”) which shall consist of each Party’s Project Manager and such other employees, or, subject to the approval of the other Party, which shall not be unreasonably withheld or delayed, representatives or consultants of a Party as considered necessary to attend by such Party’s Project Manager.  Prior to attendance of any Project Team meeting all such employees, representatives and consultants of a Party must be bound by confidentiality obligations at least as protective to the other Party’s Confidential Information as the terms set out in Article 14. The Project Team shall:
(i)	provide a forum for, and facilitate, communications between the Parties with respect to the provision of Services by OXB;
(ii)	have operational responsibility for co-ordinating the performance of the Scopes of Work and Work Packages;
(iii)

have responsibility for proposing an amendment or termination of existing Scopes of Work or Work Packages, and establishing new Scopes of Work or Work Packages; provided however that any new or amended Scopes of Work or Work Packages or any termination of a Scopes of Work or Work Package must be mutually agreed to in a written document executed by an authorised representative of each Party in order to become effective; and

(iv)	subject to clause 2.3(c), shall be responsible for promptly referring any dispute not resolved within [***] to the Steering Committee for resolution.
(b)

The Project Team shall hold meetings as often as the Project Managers agree is necessary during the Term.  Project Team meetings may be held face to face, or by tele- or video-conference, at such times and places as are agreed to by the Parties acting reasonably.  All decisions of the Project Team will be made by consensus of the Project Managers, and any failure to agree will be referred to the Steering Committee for resolution.

(c)

At Client’s reasonable request, time sensitive disputes will be eligible for an accelerated dispute review process under which (i) any dispute not resolved by the Project Team within [***] will be referred to the Steering Committee and (ii) any dispute not resolved by the Steering Committee within [***] after referral to the Steering Committee will be escalated in accordance with clause 2.2(f).

2.4

Additional Targets.  At any time during the Term, Client may request by written notice to OXB that one or more Additional Targets be included within the scope of this Agreement.  Each Additional Target requested by Client and consented to in writing by OXB shall, subject to payment by Client to OXB of the Additional Target Fee in accordance with clause 7.2, be deemed a Target under this Agreement.  The Parties shall agree and sign a Scope of Work setting out the Services in relation to each Additional Target, which once signed by both Parties shall be incorporated into and be part of this Agreement.

3.	Provision of Services
3.1

Provision of Services.  The Services will be provided by OXB in accordance with the applicable Scope of Work.  In the event the Client wishes to amend the Scope of Work, Client will request the work it wishes OXB to perform identifying the Work Packages to be amended, added or terminated.  OXB will promptly provide Client with a draft Change Order or Work Order as applicable for review by Client, and once the Parties have agreed the draft Change Order or Work Order, OXB will issue a final version for signature by both Parties.  Once a Change Order or Work Order has been signed by both Parties the Scope of Work shall be deemed amended in accordance with such Change Order or Work Order.  All signed Change Orders and Work Orders shall be subject to the terms and conditions of this Agreement.  In the event of any conflict between the terms and provisions of any Scope of Work, Change Order or Work Order and the terms and provisions of this Agreement, this Agreement will prevail unless the relevant term of this Agreement is expressly varied by the written agreement of the Parties set forth in the applicable Scope of Work, Change Order or Work Order.

3.2	General Standards
(a)

OXB shall perform the Services in accordance with the terms and conditions of this Agreement and Applicable Law, and in a professional and workmanlike manner, and in accordance with the activities, timeline and budget set forth in the applicable Scope of Work, Work Order or Change Order.

(b)	Upon Delivery, OXB shall ensure Batches have been Manufactured in accordance with Applicable Law, including cGMP, the Process, the Specifications and the Quality Agreement.
(c)

In the course of performing its obligations under this Agreement, OXB and its Affiliates shall not employ or use the services of any person that has been debarred, for example as under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a) or any comparable provision of any other Applicable Laws.  OXB shall notify Client immediately in the event that OXB becomes aware of such debarment or threatened debarment of any of its employees (or any other person) engaged in the provision of Services under this Agreement.

(d)

Without limiting OXB’s obligation to comply with Applicable Law, OXB will comply with the UK Anti-Bribery Law and the OECD Anti-Bribery Convention with regard to Services and Manufacturing, including not offering or giving anything of value to a foreign public official in connection with the performance of the official’s duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization, and other similar laws and regulations, as well as all applicable export control and economic sanctions laws and regulations.

(e)	OXB will ensure that documents provided to Client in connection with this Agreement are provided in English.
3.3	Quality Agreement; [***].
(a)

Prior to Manufacture of the first Batch, the Parties will negotiate and enter into a detailed document allocating the technical quality responsibilities of the Parties with respect to the Manufacture and Delivery of Batches (such executed document, a “Quality Agreement”), which will be attached hereto as Schedule 7 upon completion.  In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Quality Agreement, with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement will prevail, and with respect to all other activities or issues this Agreement will prevail.

(b)	[***].
3.4	Changes to Specifications. In each case subject to clause 3.11:

(a)

Amendments, modifications and additions to the Specifications (“Specification Changes”), the Manufacturing Process of a Batch (“Process Changes”), or the quality of Components (“Component Changes”) may only be made upon mutual written agreement between the Parties in each case, in accordance with the applicable provisions of the applicable Quality Agreement.  If Specification Changes, Process Changes or Component Changes are so agreed to by the Parties, OXB shall promptly implement the same.  The cost allocation between the Parties for any other Specification Changes, Process Changes and Component Changes will be as agreed to by the Parties in writing.

(b)

Notwithstanding clause 3.4(a), OXB shall use commercially reasonable efforts to implement any reasonable Specification Changes, Process Changes or Component Changes which are requested by Client (each, a “Requested Change”), provided that:

(i)

such Requested Change does not affect the cost to OXB of performing the relevant Services (unless Client agrees in writing to cover such costs), or require Client to perform Services materially different from those described in the applicable Scope of Work, Work Order or Change Order, or require OXB to breach any contractual obligations owed to, or to incur any additional expense in relation to (unless Client agrees in writing to cover such costs) in relation to any other customer; and

(ii)

if OXB notifies Client of a reasoned technical concern regarding such Requested Change and if Client nevertheless wishes to evaluate the potential implementation of the Requested Change, then:  (1) the Parties will enter into a Scope of Work or Work Order for one or more pilot batch(es) implementing the Requested Change; (2) if Client deems the pilot batch(es) successful, the Parties will work together in good faith to align on implementation of the Requested Changes, taking into account the results of the pilot batch(es); and (3) if the Parties are able to come to such agreement, the Parties shall execute a Change Order in accordance with clause 3.1 and OXB will promptly implement the applicable changes, in accordance with the Change Order.

(c)

To the extent necessary, the Parties shall amend the Quality Agreement and Scope of Work or Work Order to reflect any such Specifications Changes, Process Changes and Component Changes agreed in writing by the Parties.  Without limiting the foregoing, for clarity, no Specification Changes, Process Changes or Component Changes will be implemented by OXB without the prior written consent of Client in each instance.

3.5

Facility.  OXB shall Manufacture the Batches exclusively at the Facilities.  OXB shall not change the location of the Facility, or use any additional facility, for the performance of cGMP Manufacture under this Agreement without at least [***] prior written notice to, and prior written consent from, Client, which consent will not be unreasonably withheld or delayed (it being understood and agreed that Client may withhold consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be).  OXB shall bear OXB’s costs of, as well as any actual and reasonable out- of-pocket costs incurred by Client in connection with, any change in Facility that is not requested by Client.  OXB will maintain, at its own expense, OXB’s Facility and all equipment required for the Manufacture of Vector by OXB in a state of repair and operating efficiency consistent with the requirements of all Applicable Law, including cGMP if applicable.

3.6

Subcontracting.  OXB shall be entitled to subcontract its obligations under this Agreement, in whole or in part, to the subcontractors approved by Client in advance as specified in the Quality Agreement (or, with respect to non-cGMP Services, to the approved subcontractors as set out in the applicable Scope of Work) (such subcontractors collectively, the “Approved Subcontractors”).  OXB shall ensure that all Approved Subcontractors are bound by obligations to perform which are consistent with the terms of this Agreement, including, as applicable, confidentiality, quality assurance and regulatory obligations.  OXB shall remain responsible for the performance of any subcontracted responsibilities and shall be liable for the acts and omissions of all of its subcontractor(s) in connection with performance under this Agreement as if such acts or omissions were performed by OXB; provided always that, for the avoidance of doubt, OXB shall not have any greater liability to Client than it would have under this Agreement than if OXB had carried out such work and/or committed such breach causing the liability itself.

3.7	Procurement. OXB shall, at its cost, purchase, qualify, test, inspect and approve all Components and shall ensure that the Components are of suitable quality as required under the Specifications.
3.8	Plasmids.

Unless otherwise agreed in writing by the Parties, Client will notify OXB in writing which of the following will apply to the Manufacture of a Vector:

(a)	Plasmids incorporating a GOI (genome/transfer Plasmid) suitable for Manufacturing Vector shall be procured and provided to OXB by Client at Client’s sole cost;
(b)

Plasmids incorporating a GOI (genome/transfer Plasmid) shall be procured by OXB on behalf of Client from an Approved Subcontractor and will be deemed Client Materials after Client’s payment therefor.  [***]Pass-Through Costs relating to the manufacture of such Plasmids shall be charged by OXB to Client, such costs to include the direct cost of Plasmids, their transport and storage, and any import duties.  In addition to such Pass-Through Costs, Client shall pay OXB a handling fee for procuring such Plasmids, which shall be [***] of such external costs and shall cover all OXB’s internal and other external costs associated with procuring such Plasmids (including stability testing performed by OXB).  In such circumstances, OXB will notify Client in writing of the total costs for such Plasmids in advance of them being incurred.  OXB will invoice Client following receipt by OXB of an applicable invoice from the Plasmid manufacturer.  Title to such Plasmids shall pass to Client upon Client’s payment to OXB of the Pass-Through Costs (including the handling fee) for such Plasmids, and OXB shall inspect, store and handle such Plasmids in accordance with the provisions of this Agreement governing Client Materials.  Notwithstanding any other provision of this Agreement, OXB accepts no liability for the performance of the Plasmid manufacturer under this sub-clause 3.8(b) however the Plasmids are sourced and in particular, in the event the Plasmid manufacturer fails to perform or delivers defective Plasmids to OXB, other than to the extent resulting from OXB’s gross negligence or wilful misconduct; or

(c)	Helper Plasmids, i.e. env, rev and gag-pol Plasmids, shall be procured by OXB from an Approved Subcontractor at OXB’s sole cost and will be deemed Components.

3.9

Sequences.  If applicable to the Services being performed, Client will inform OXB of the sequence of any nucleic acid construct it supplies to OXB (such as the GOI, plasmids, vectors, etc.) and will allow OXB to perform sequencing of such construct (either in-house or using an Approved Subcontractor) to enable OXB to comply with safety requirements and to ensure nucleic acid constructs are sufficiently characterised to support project progression.  For clarity, all such information, shall be deemed Confidential Information of Client; provided however that Client acknowledges and agrees that it may be necessary for OXB to share certain Confidential Information of Client, including the sequence of any nucleic acid in the Plasmids, with the manufacturer of such Plasmids including for export clearance purposes.  In each case provided that the extent of Client’s Confidential Information shared by OXB with a Plasmid manufacturer is limited to the Confidential Information that such Plasmid manufacturer reasonably needs to know for the purposes of manufacturing and providing such Plasmids to OXB for use in performing the Services under this Agreement:  (a) Client accepts all risk relating to the provision of such Confidential Information by OXB to the correct Plasmid manufacturers, (b) such Plasmid manufacturers shall not be deemed to be Representatives of OXB for the purposes of clauses 14.2 and 14.3 and (c) OXB shall have no liability for any acts or omissions of such Plasmid manufacturers to the extent that Confidential Information of Client is disclosed pursuant to this clause.

3.10

Cell Lines.  In the event Client requests or a Scope of Work or Work Order requires that OXB use a cell line for which OXB does not have a use right or licence (each, a “Third Party Cell Line”), OXB shall request the proposed licence terms from the relevant Third Party, and upon receipt of such licence terms shall provide them to Client for consideration.  If Client provides written approval of the licence terms, OXB shall seek in good faith to procure the licence to use such Third Party Cell Line in the provision of Services on such licence terms, and Client shall reimburse the consideration paid by OXB to the Third Party for such licence (in accordance with the licence terms as approved by Client) and OXB’s actual, reasonable and documented costs in relation to obtaining such a licence.  For the avoidance of doubt, OXB shall not and shall not be required to use any such Third Party Cell Line in the provision of Services unless and until Client has given its written approval for OXB to obtain, and OXB has obtained, a licence to use such Third Party Cell Line in the provision of Services in accordance with this clause 3.10.

3.11

Good Manufacturing Practice.  Each Party shall promptly notify the other Party upon becoming aware of any material amendments of, or additions to, cGMP that could affect the Services to be performed by OXB under this Agreement and applicable Scope of Work or Work Order.  The Parties shall confer with each other about the best means of complying with such amendments or additions.  Changes to the Scope of Work or Work Order resulting from changes to cGMP may be proposed by either Party in writing to the other Party, but shall take effect only subject to the signature by both Parties of an appropriate Change Order; provided that OXB shall use commercially reasonable efforts to implement any reasonable change to the Services required as a result of any amendment or addition to cGMP (“Required cGMP Change”).  OXB shall bear the cost of any Required cGMP Change if such change applies to the services OXB provides to other clients or otherwise applies to OXB’s business as a contract manufacturing organization generally.  Any other Required cGMP Changes shall be for the sole cost of Client, unless otherwise agreed under the applicable Change Order.  Notwithstanding the foregoing, OXB shall not be required to act in any way in contravention of any newly implemented legal or other regulatory requirements.

3.12	Permits and Approvals. OXB shall obtain and maintain all government permits and government licences, including health, safety and environmental permits, necessary for the conduct of the Services as required by Applicable Law.  Without prejudice to any of Client’s other rights under this Agreement or the Quality Agreement, OXB shall inform Client promptly (within [***]) in writing in the event any license, permit, or approval required by any Regulatory Authority for the Manufacture and supply of Vector by OXB is not obtained in a timely manner or is withdrawn or is otherwise under investigation.

4.	Client Materials
4.1

Client Materials.  Client will provide OXB with sufficient quantities of Client Materials to enable OXB to perform the Services as set out in the Scope of Work and applicable Work Orders.  Client will ensure that all related documents provided to OXB are in English.

4.2	Delivery and Title.
(a)	Client Materials provided by Client shall be delivered free of charge DDP (INCOTERMS 2020) OXB’s Facility.
(b)

Client will retain title to and ownership of Client Materials at all times.  OXB shall not impose or cause to be imposed any claims, encumbrances and liens on Client Materials.  OXB will at all times label or otherwise designate the Client Materials as property of Client.  Client Materials will remain in the possession, control and care of OXB following delivery of such Client Materials to OXB.  OXB will not transfer the Client Materials to any Third Party except to Approved Subcontractors without Client’s consent, and will use, store and handle the Client Materials in accordance with the Storage Guidelines and (a) solely on behalf of Client, (b) with due care and, where applicable, in compliance with cGMP, any specifications provided by Client and in accordance with the Scope of Work or Work Order or Change Order, and (c) solely for the purposes of providing Services pursuant to this Agreement.  OXB shall not (or allow any Third Party to) use the Client Materials for any other purpose, and without limiting the generality of the foregoing, will not analyse, characterize, modify or reverse engineer any Client Materials or take any action to determine the structure or composition of any Client Materials unless required to perform the Services pursuant to a signed Work Order.  OXB shall destroy or return to Client all unused quantities of Client Materials according to Client’s written directions and at Client’s sole cost and expense.  Title to the Client Materials will at all times remain with Client.  While in the possession, control or care of OXB, OXB will have the risk of destruction, theft or loss of Client Material, except that OXB will only bear the risk of destruction or loss occurring during the manufacturing, processing, validation, testing or release of Vector to the extent caused by OXB’s failure to comply with Applicable Law or the negligence or the wilful misconduct of OXB.

4.3

Material Safety Data Sheets.  Client will provide OXB with accurate and complete material safety data sheets for all Client Materials and other relevant and necessary information concerning the safety, handling, use, disposal and environmental effects of such Client Materials.

4.4

Import and Export.  Client will be responsible at its sole cost and expense for satisfying all import, export and customs requirements in relation to Client Materials, including U.S. export control regulations.  Client or its Third-Party designee will be the importer and exporter of record for any materials being imported and shipped to OXB and for all materials exported from the United Kingdom.

5.	Forecasting and Ordering for Batches
5.1

Upon execution of this Agreement by the Parties and subject to the payment schedule in Scope of Work for #CP0188 entered into by the Parties on or about the Effective Date (the “Initial Scope of Work”), Client shall pay to OXB the Manufacturing Slot Deposit for all Manufacturing Slots identified in the Initial Scope of Work.  Thereafter, following execution by the Parties of any new Scope of Work or Work Order, OXB will invoice Client for the Manufacturing Slot Deposits for each Manufacturing Slot set out in such new Scope of Work or Work Order, and Client will pay each Manufacturing Slot Deposit on or before the applicable Manufacturing Slot Deposit Payment Date.

5.2

In the event Client wishes to procure additional Manufacturing Slots it will inform OXB and, pursuant to clause 3.1, OXB will provide a draft Scope of Work or Work Order setting out the anticipated IM Date and the applicable Batch Fee.  Upon signature of an agreed Scope of Work or Work Order, OXB shall invoice Client for the applicable deposit for each Manufacturing Slot set out in the Scope of Work or Work Order, and Client will pay such Manufacturing Slot Deposit on or before the Manufacturing Slot Deposit Payment Date.

5.3

If there is a change to project timelines requested by Client which affects any binding Manufacturing Slots, Client and OXB will discuss in good faith re-scheduling of such Manufacturing Slots and if the Parties agree to reschedule a Manufacturing Slot, OXB will issue a Change Order setting out the rescheduled Manufacturing Slots, and if such Change Order is agreed, the Change Order shall be signed by both Parties.  Upon signature of a Change Order, if Client has not already paid the Manufacturing Slot Deposit for the original Manufacturing Slot, OXB shall re-invoice Client for the applicable deposit for the rescheduled Manufacturing Slot, and Client will pay such Manufacturing Slot Deposit on or before the new Manufacturing Slot Deposit Payment Date.

5.4

Any Manufacturing Slots identified in any executed Scope of Work or Work Order or Change Order shall be binding on both Parties upon signature by both Parties of the Scope of Work or Work Order or Change Order.

5.5	Cancellation of Reserved Manufacturing Slots.
(a)

Client may cancel any Manufacturing Slot [***] by written notice to OXB at any time prior to the applicable Manufacturing Slot Deposit Payment Date.  In the event of cancellation of a Manufacturing Slot by Client pursuant to this clause 5.5(a), Cancellation Charges shall not be payable with respect to the cancelled Manufacturing Slot.  For the avoidance of doubt, notwithstanding cancellation of a Manufacturing Slot pursuant to this clause 5.5(a), the applicable Manufacturing Slot Deposit shall be payable by Client by the Manufacturing Slot Deposit Payment Date.

(b)

OXB may cancel any Manufacturing Slot [***] by written notice to Client at any time after the applicable Manufacturing Slot Deposit Payment Date in the event that Client has not paid the applicable Manufacturing Slot Deposit by the Manufacturing Slot Deposit Payment Date.  In the event of cancellation of a Manufacturing Slot by OXB pursuant to this clause 5.5(b), Client may, at OXB’s sole discretion, be charged the Cancellation Charges in accordance with clause 7.5 in addition to the Manufacturing Slot Deposit.

(c)	If:

(i)	Client terminates the Agreement for any reason other than pursuant to clauses 17.3 (for OXB’s breach or insolvency) or 18.1 (for force majeure); or
(ii)

Client cancels any Manufacturing Slot other than pursuant to clause 5.5(a) or 5.6 or where OXB expressly agrees that Client is permitted to cancel the Manufacturing Slot without liability for Cancellation Charges under the applicable Scope of Work or Work Order;

then Client will notify OXB in writing [***] and Client may, at OXB’s sole discretion, be charged the Cancellation Charges in accordance with clause 7.5 in addition to the Manufacturing Slot Deposit.

5.6	Supply Failure.
(a)	[***].
(b)	[***].
(c)	[***]:
(i)	[***]; and
(ii)	[***];

[***].

(d)	[***].
6.	Delivery and Defective Batches
6.1

Terms of Delivery.  OXB shall deliver the Batches Ex Works (INCOTERMS 2020) the Facility.  OXB shall notify Client confirming the Actual Delivery Date and place of Delivery at least [***] prior to Delivery.  Client shall retain, or shall require its carrier to retain, all temperature records in relation to all Batches Delivered from the point of Delivery.

6.2

Failure to take Delivery:  If Client fails to take actual delivery of any Batch on the Actual Delivery Date and prior arrangements to store such Batch have not been agreed to between the Parties in writing, OXB shall store such Batch on behalf of Client in accordance with the Storage Guidelines, and Client shall be invoiced on the [***] following the Actual Delivery Date for reasonable administration and storage costs.  Client agrees that:  (i) Client has made a fixed commitment to purchase such Batch; and (ii) except for loss due to negligence, wilful misconduct or breach of this Agreement by OXB, risk of loss for such Batch passes to Client with effect from Delivery.

6.3	Title. Title to the Vector shall pass to Client on Delivery.
6.4	Risk. Subject to clause 6.2, risk in the Batches shall pass to Client on Delivery.
6.5

Delivery of Samples.  If Client requires Samples to be shipped separately from any Batch, OXB will ship such Samples as directed by Client Ex Works (INCOTERMS 2020) the Facility.  OXB shall notify Client of the date on which the Samples will be ready for collection and the place of Delivery at least [***] prior to making them available for collection.  Within [***] following completion of any study or assay, unless

OXB has previously agreed in writing to transfer any remaining unused materials to Client at Client’s cost, OXB will discard or destroy any remaining unused material, provided such unused material is not required by cGMP to be retained, at Client’s request and expense.

6.6

Quality Assurance.  OXB’s quality assurance team (“Quality Assurance”) shall monitor OXB’s activities under this Agreement and in accordance with Applicable Law and the Quality Agreement.  All relevant test results and copies thereof shall be provided to Client with the Batch Documentation in accordance with the Quality Agreement.  In-process testing results however may be provided to Client before the Batch is completed.  Client (or a Third Party designated by Client) shall be solely responsible for releasing any Batch for Development or Commercialisation.  Client (in its sole discretion) shall determine the form and substance of any release testing information that is in the Specifications for submission to a regulatory authority.  OXB shall provide to Client or to a designated Third Party a Quality Assurance-reviewed and signed OXB Certification within [***] after review and release of the Batch by OXB to Client.  OXB shall provide Client via a file share or such other method mutually agreed by the Parties with copies of Master Batch Records for each Batch within [***] after review and release of such Batch by OXB to Client, unless otherwise set forth in the Quality Agreement.

6.7

Inspection; Release.  OXB will inspect and release or reject (a) Client Materials and Components for use in the Services and (b) the Batches Manufactured pursuant to this Agreement; provided that Client shall be solely responsible for releasing Licensed Product for Development and Commercialisation.  OXB shall not use any Client Materials or Components in its performance of the Services that do not conform to the Specifications or are otherwise noticeably damaged, visibly defective, or known to be adulterated.  Client may, in conjunction with OXB, inspect and release or reject all Batches Manufactured pursuant to this Agreement.  Such inspection and release or rejection by Client may take place on-site at the Facility or at another location agreed upon by the Parties (for example, if Master Batch Records are made available to Client at a location other than the Facility).

6.8	Acceptance/Rejection; Defective Batches.
(a)	Client shall inform OXB promptly upon discovery of any Defective Batch, but no later than:
(i)	[***] after the Actual Delivery Date of such Batch in the event of defects reasonably apparent on visual inspection, without unpacking the Batch; and
(ii)	[***] after the date of discovery in the case of defects present at the time of Delivery but not reasonably apparent on visual inspection.
(b)

If Client believes that a Batch Delivered by OXB is a Defective Batch and provides notification in accordance with clause 6.8(a), OXB shall promptly conduct an investigation with the aim of determining:  (x) whether the Batch is a Defective Batch, (y) the cause of the defect and (z) corrective measures to be taken in the Manufacture of future Batches to minimize changes of or prevent the same cause from happening again.  OXB shall promptly advise the Steering Committee of the findings and outcome of such investigation.

(c)	If the Parties disagree as to whether a Batch Delivered by OXB is a Defective Batch, they shall submit samples of the Batch and the associated Batch records

(insofar as such Batch records are necessary to enable the Testing Laboratory to perform its analysis), to the Testing Laboratory, which shall carry out tests to determine whether the Batch is a Defective Batch.  The Parties shall act in good faith and co-operate with the Testing Laboratory in its investigation.  Except in the case of manifest error on the face of its report, the findings of the Testing Laboratory shall be binding on the Parties.  The fees of the Testing Laboratory shall be paid by Client unless Batch is a Defective Batch which is not caused by a defect in Client Materials or Client Confidential Information or otherwise by Client, in which case the fees shall be paid by OXB.

(d)

If OXB agrees, or the Testing Laboratory (pursuant to clause 6.8(c)) determines that the Batch is a Defective Batch, OXB and Client shall work together to devise appropriate measures to avoid future Batches suffering from such defect.  If the Parties agree that a Batch is a Defective Batch, or the Testing Laboratory pursuant to clause 6.8(c) determines that the Batch is a Defective Batch, OXB will replace such Defective Batch in accordance with the following:

(i)	to the extent the Defective Batch has resulted from:
(A)	failure to Manufacture in accordance with cGMP, the Quality Agreement or Applicable Law; or
(B)

failure to conform to the Specifications as a result of negligence or wilful misconduct on the part of OXB or its Affiliates, an act or omission of OXB or its Affiliates which does not meet the standard of skill and care that would reasonably be expected of a reasonable contract manufacturing organization skilled in the art, or failure of equipment, fixtures, facilities and supplies within OXB’s reasonable control;

then OXB shall be responsible for the cost of replacing the Defective Batch with a non-Defective Batch, including the costs for transportation, testing and disposal (as applicable), but, except to the extent the Defective Batch resulted from negligence or wilful misconduct on the part of OXB or its Affiliates, excluding costs in relation to Client Materials required for the replacement Batch which shall be provided at Client’s cost and expense; and

(ii)

in all other circumstances Client shall be responsible for the costs of replacing a Defective Batch, including the costs of transportation, testing and disposal (as applicable) and Client Materials required for the replacement Batch.

(e)

OXB shall complete such replacement as soon as reasonably practicable after receipt of the necessary Client Material, and where appropriate following investigation of the cause of the defect and the implementation of appropriate measures to remove such cause, and the Parties shall agree on a revised delivery date for such replacement of the Defective Batch based on the next available Manufacturing Slot.  OXB will make reasonable commercial efforts to facilitate timely Delivery of replacement Batches.

(f)	Each Party shall destroy the Defective Batch in its possession or control upon the request of the other Party. Such destruction shall be at OXB’s cost.

6.9

Remedies.  Except with respect to OXB obligations of confidentiality and indemnification obligations or OXB’s gross negligence or wilful misconduct, Client agrees that its sole remedy with respect to a Defective Batch is as set forth in clause 6.8 and Client hereby waives all other remedies at law or in equity regarding such Defective Batch.

7.	Price and Payment
7.1

Initial Fee.  In partial consideration for the rights and licences granted to Client under this Agreement in relation to the Initial Target, Client shall pay to OXB a one-time, non-refundable, non-creditable upfront payment as set out in Schedule 2 within [***] of the execution of this Agreement.

7.2

Additional Target Fee.  In partial consideration for the rights and licences granted to Client under this Agreement in relation to any Additional Target included as a Target pursuant to clause 2.4, Client shall pay to OXB a non-refundable, non-creditable payment identified in Schedule 2 (each, an “Additional Target Fee”) in respect of each such Additional Target within [***] of receipt of OXB’s consent pursuant to clause 2.4 in relation to such Additional Target.

7.3

Service Fee.  Client shall pay the Service Fees set out in the Scope of Work.  Unless agreed otherwise by the Parties, [***] of the Service Fee allocated to any Scope of Work, Change Order or Work Order thereto shall be payable upon the start date for the applicable Work Package specified in such Scope of Work, Change Order or Work Order and the remaining [***] payable upon completion of the Work Package.

7.4

Batch Fee.  Client shall pay to OXB the applicable Batch Fee for each Batch in accordance with the payment schedule set out in Schedule 1.  To the extent specified in an applicable Scope of Work or Work Order or Change Order, additional charges may be applied, for example for performance of Manufacturing processes or analytics which are not usually performed by OXB and costs of media validation studies where a filling process or container are required that are not encompassed under existing OXB media validations.  A list of the items included in, and a nonexclusive list of items excluded from, the Batch Fee for each Batch is also shown in Schedule 1.

7.5	Batch Cancellation Charges.
(a)

Where requested by OXB in accordance with clause 5.5(b) or clause 5.5(c), Client shall pay to OXB, in addition to the Manufacturing Slot Deposit, the Cancellation Charges in accordance with Schedule 1.

(b)

Except in cases in which Client cancelled pursuant to clause 5.5(a), 5.6, 17.3 or 18.1, if OXB has purchased Components or incurred non-cancellable Pass-Through Costs for any cancelled Manufacturing Slot(s), which Components (and/or items/services the subject of the Pass-Through Costs) cannot be used for other Manufacturing Slots taking into account any applicable shelf-life, the cost of such Components and/or Pass-Through Costs shall be paid by Client to OXB.

(c)

Notwithstanding anything in this clause 7.5 to the contrary, in no circumstances shall Client be obliged to pay more in Cancellation Charges and forfeited deposit than it would have paid for the cancelled Batch if the same had not been cancelled.

(d)

Notwithstanding the foregoing, if OXB is able to fill the cancelled Manufacturing Slot with a new reservation for another project or customer which was not reserved or contemplated at the time of Client’s cancellation, OXB shall reduce the applicable Manufacturing Slot Deposit and Cancellation Charges by deducting the amount received by OXB in respect of such new reservation (but excluding from the deduction (i) any part-payment of such amount received as a deposit in respect of such new reservation and (ii) any out-of-pocket costs incurred by OXB in accomplishing such new reservation).  For the avoidance of doubt, this shall not reduce Client’s liability for the cost of Components or incurred non-cancellable Pass-Through Costs.

7.6

Annual Price Adjustments.  OXB may increase the Batch Fee and/or Service Fees and its FTE rate annually with effect from [***], provided that any increase shall be not more than the lesser of (i) [***]during the previous [***] and (ii) [***].  OXB shall inform Client of any price adjustment in writing with [***] prior notice and any such increases shall not apply to any Work Order(s) executed prior to the date of such increase.  If publication of the [***]ceases, or if the [***]otherwise becomes unavailable or is altered in such a way as to be unusable, the Parties shall agree on the use of an appropriate substitute [***].

7.7

Component Costs.  Commencing [***] and no more than once in any [***] period, if the cost to OXB of any Components increases as a result of market conditions including currency fluctuations, so that the cost of any Component increases by [***] or more, then OXB may, by [***] written notice to Client (such notice to include a summary of details of such change) adjust the then-current Batch Fee for future Batches to the extent necessary to cover the increase in cost.  OXB shall provide Client with reasonable documentation supporting such increases in costs.  For clarity, any such increase in the Batch Fee shall apply solely to Batches the subject of Work Orders placed after the date of such written notice.

7.8	Development Milestones per Target. Client shall pay the Development Milestone Payments [***] as set out in Schedule 2 upon the achievement of the Development Milestones.
7.9	Regulatory Milestones. Client shall pay the Regulatory Milestone Payments [***] as set out in Schedule 2 upon the occurrence of the Regulatory Milestones.
7.10

Technology Transfer Milestones.  Client shall pay the Technology Transfer Milestone Payments per Vector as set out in Schedule 2 upon the occurrence of the Technology Transfer Milestones with respect to the relevant Vector.

7.11	Commercial Milestones. Client shall pay the Commercial Milestone Payments [***] as set out in Schedule 2 upon the occurrence of the Commercial Milestones.
7.12

Royalty Payments.  In further consideration of the rights and licences granted to Client hereunder (and if applicable, to Client’s Affiliate or a Third-Party manufacturer following Technology Transfer), Client shall pay to OXB during the Royalty Term a royalty on Net Sales at the applicable percentage set out in the table as set out in Schedule 2 (the “Royalties”).  Client shall, subject to the other terms and conditions of this Agreement, pay OXB the Royalties on annual worldwide Net Sales at the applicable percentage as set out above on a Licensed Product-by-Licensed Product and country-by-country basis during the applicable Royalty Term.

7.13	Royalty Statements. Within [***] after the end of each calendar quarter, in respect of Net Sales recorded by any Related Party during that calendar quarter, and within [***]

after the termination of this Agreement, Client shall send to OXB a royalty statement setting out in respect of each Related Party:
(a)	in respect of each country in which Licensed Products are sold:
(i)	the types of Licensed Products sold in that country;
(ii)	the quantity of each Licensed Product sold in each country; and
(iii)	the total Net Sales of the Related Party (as applicable) in both USD and the currency in which the Net Sales were recorded showing the conversion rates used broken down by Licensed Product; and
(b)	the resulting amount payable by Client, in USD, in respect of Royalties.
7.14	Payment Terms.
(a)	For all payments due under this Agreement, OXB shall provide Client with an invoice for the amount due. Such invoices shall be sent to the following address:

[***]

or such other address as may be requested by Client from time to time by notice in writing.  All invoices must contain:

(i)	OXB’s name and address;
(ii)	the relevant purchase order number, if applicable;
(iii)	OXB’s VAT number, if applicable; and
(iv)	OXB’s bank account information.
(b)

Client shall pay all amounts in such invoices within [***] of the receipt of such invoice, unless otherwise agreed upon in writing by the Parties (or as expressly set forth in this Agreement with respect to payment of Manufacturing Slot Deposits); provided that if Client reasonably disputes any portion of an invoice, then Client shall pay the undisputed amounts and provide written notice of the disputed amounts and details of the dispute to OXB within [***] of the receipt of such invoice.  The Parties shall promptly negotiate in good faith with a view to resolving such dispute and the disputed amount shall not become due until resolution of the dispute.

(c)	All sums due to OXB under this Agreement:
(i)

are exclusive of Value Added Tax, which where applicable will be paid by Client in addition.  OXB shall provide to Client all customary receipts for payment of such taxes and cooperate with Client in making applications for and securing any available exemptions or reductions of VAT reasonably available;

(ii)

unless an alternative currency is specified on any invoice, shall be paid in USD in relation to Royalties, the Initial Fee, Additional Target Fees, and Milestone Payments and paid in GBP in relation to all other payments, in each case by transferring an amount in aggregate to the account identified on the applicable invoice;
(iii)

if Licensed Products are sold or supplied by Client or its sublicensees in a currency other than USD (or its successor), the Royalties payable in respect of such sales under this Agreement shall be first determined in the currency of the country in which such sales took place and then converted into USD (or its successor) at the mid rate applicable the invoice date using the OANDA Forex currency converter or other reputable currency converter agreed between the Parties from time to time;

(iv)

if laws or regulations require withholding by Client of any taxes imposed upon OXB on account of any royalties and payments paid under this Agreement, such taxes shall be deducted by Client as required by law from such remittable royalty and payment and shall be paid by Client to the proper tax authorities.  Official receipts of payment of any withholding tax shall be secured and, upon request, a copy sent to OXB as evidence of such payment.  The Parties shall cooperate to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any relevant tax treaty which shall include providing assistance with the completion of any required forms; and

(v)

shall be made by the due date in accordance with clause 7.14(b); provided that any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location.

(d)

If any undisputed payment is not made within [***] after the due date, OXB may charge interest on any outstanding amount of such payment on a daily basis at a rate equivalent to [***] above the base rate of the Bank of England then in force in London, or the maximum rate allowed by Applicable Law if lower.

8.	Financial Records and Audit
8.1

Client Payment Records.  Client shall and shall procure that its Affiliates and sublicensees shall, keep at its or their normal place of business detailed and up-to- date records and accounts in accordance with generally accepted accounting standards as consistently applied in relation to Net Sales, Royalties and Milestone Payments due under this Agreement (as applicable) (the “Payment Records”), in each case for at least [***] following the calendar quarter to which they pertain.  Such records shall be in sufficient detail to enable OXB to verify the matters to which they pertain.

8.2	OXB Audit Rights.
(a)

OXB may, upon [***] prior written notice to Client, appoint an internationally-recognised independent accounting firm (which is reasonably acceptable to Client) (the “Auditor”) for the purpose of verifying the accuracy of any financial statement or report given OXB under this Agreement.  OXB shall ensure that any such Auditor be subject to obligations of confidentiality as least as stringent as those provided in this Agreement and that such Auditor keep confidential all information reviewed during such audit.  The Auditor shall disclose to OXB and Client its conclusions regarding any payments owed under this Agreement, but not the underlying financial records.

(b)

Client and its Affiliates and sublicensee shall make their Payment Records available for inspection by such Auditor during regular Business Day hours at such place or places where such records are customarily kept, upon receipt of [***] prior written notice from OXB.  Such records shall be reviewed solely to verify the accuracy of any statement or report given to OXB under this Agreement for any period within the preceding [***].  Such inspection right shall not be exercised [***], unless otherwise agreed in writing.  OXB agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement, or if disclosure is required by law, regulation or judicial order as set forth in Article 14 (Confidentiality).

(c)

In the event that the inspection reveals an underpayment or overpayment by Client, the underpaid or overpaid amount shall be settled promptly and in any event within [***] of the issue of the final report.

(d)

OXB shall be responsible for the Auditor’s charges and expenses unless the Auditor certifies that there is an under-reporting and underpayment by Client of more than [***] in aggregate amounts payable for any Year, in which case Client shall pay the Auditor’s charges and expenses in respect of that inspection.

9.	Access to OXB Information
9.1

OXB Service Records.  OXB will keep appropriate and accurate records (including Batch manufacturing records, testing, cleaning and sterilization records and stability data) of all work done by it under this Agreement, in form and substance as specified in the applicable Scope of Work, Work Package, Work Order, the applicable Quality Agreement, and this Agreement (collectively, the “Records”).  Records will be available at reasonable times for inspection, examination and copying by or on behalf of Client.  All original Records of the Services and Manufacture of Vector under this Agreement will be retained and archived by OXB in accordance with cGMP (if applicable) and Applicable Law, but in no case for less than a period of [***] following completion of the applicable Scope of Work or Work Order.

9.2

OXB shall provide Client, at Client’s reasonable request, with copies of such documents, and access to such data and information, including source data and information, in OXB’s possession or control as may be necessary for Client to obtain or maintain Regulatory Approval(s) for Licensed Products or respond to Regulatory Authority requests.  The actual and reasonable cost of providing such copies and access shall be borne by Client, unless such request results from a finding that OXB’s performance of its obligations under this Agreement has been materially deficient, in which case it shall be borne by OXB.

10.	Quality Audits and Inspections
10.1	Facility Audits.
(a)

Subject to OXB’s safety procedures, access control SOPs, and confidentiality obligations to other clients, OXB will permit Client’s representatives, to conduct a routine audit of any OXB Facility as more specifically set forth in the applicable Quality Agreement, such audits to be carried out in a manner that minimises any interference with OXB’s normal operations.

(b)	Client may conduct additional for-cause audits of any OXB Facility, as more specifically set forth in the Quality Agreement.

(c)	During any audit of an OXB Facility, Client will comply with all reasonable instructions from OXB in relation to health and safety, compliance with cGMP procedures and confidentiality.
(d)

The cost of all OXB Facility audits by Client of OXB shall be borne by Client, provided that, in the event that the audit identifies a material deficiency in OXB’s performance of its obligations under this Agreement, OXB shall bear its costs of the audit and Client’s reasonable out-of-pocket costs.

10.2	Regulatory Inspections.
(a)

OXB shall permit inspections by Regulatory Authorities relating to the Vector or the Process and shall co-operate with Client for any such inspections in accordance with the provisions of the Quality Agreement.

(b)

Except to the extent the inspection identifies a material deficiency in OXB’s performance of its obligations under this Agreement (in which case OXB shall bear its costs of the inspection and Client’s reasonable out-of-pocket costs), the cost of regulatory inspections of the Facilities that relate solely to the Vectors or Licensed Product shall be borne by Client and will include, without limitation, OXB or its subcontractors’ preparation time, costs of external consultants engaged by OXB or its subcontractors to advise on inspection preparation, the costs associated with mock audits, and costs associated with Manufacturing Slots that cannot be used by OXB or its subcontractors due to an inspection, mock inspection or inspection preparation.

11.	Regulatory Approvals; Regulatory Matters
11.1

OXB represents and warrants that it holds, and/or will require that its Approved Subcontractors hold, all necessary registrations, permits and licences for any and all Manufacture of Vector by OXB or such Approved Subcontractors under this Agreement from the Regulatory Authorities of the country or countries where such Manufacture takes place.  OXB shall comply with all requirements of such registrations, permits and licences.  For the avoidance of doubt, Client shall be responsible for all necessary licences and permits required for export/import of Vector.

11.2

Client shall be responsible for obtaining all such registrations, permits and licences as any Regulatory Authority may require it to hold in order to allow Client to Develop or Commercialise the Batches as anticipated under this Agreement.

11.3

Each Party shall make all necessary filings, and respond to any requests for information from Regulatory Authorities, relating to any Regulatory Approvals relating to the Vectors or their Manufacture for which such Party is responsible; provided however, that Client shall control all applications, filings and responses with respect to Regulatory Approval of the use of any Vector or any Licensed Product and that OXB shall provide information in relation to such applications, filings and responses as reasonably required by Client to the extent that OXB is able to do so whilst respecting the confidential information of OXB clients and the Confidential Information of OXB.  To the extent OXB is required to make any such filings or responses, prior to making any filing or submitting any response, as applicable, OXB shall provide to Client a copy of the applicable filing or response for review, where possible, respecting the confidential information of OXB clients and the Confidential Information of OXB and take into good faith consideration Client’s comments to same.  Where a Regulatory Authority has reasonably requested information which cannot be provided by OXB under this clause 11.3 due to the confidential nature of the information then OXB shall provide that information directly to the relevant Regulatory Authority.
11.4

It shall be Client’s responsibility to submit, and Client shall control the submission of, details of any changes to the Manufacturing process to the appropriate Regulatory Authorities and to obtain any necessary approval of such changes, provided that OXB will reasonably cooperate with Client, at Client’s cost, with respect to these changes and will provide Client with all information reasonably necessary so that Client can respond to inquiries from Regulatory Authorities and meet its regulatory obligations.

11.5

Client may communicate with any Regulatory Authority about the Vectors or any Services directly, whether or not such communication is necessary to comply with the provisions of this Agreement or any Applicable Laws.  OXB shall not communicate with any Regulatory Authority about the Vectors or any Services unless required by Applicable Law or requested to do so by Client, provided that nothing in this Agreement shall prevent OXB from communicating with any Regulatory Authority in relation to any matters which do not specifically relate to a Vector or the Services, including communication relating to OXB’s platform.  Each Party shall, to the extent permitted by Applicable Law, promptly notify the other Party of any such communication received from any such Regulatory Authority relating to any Vectors or Services.  OXB shall fully cooperate with Client in relation to Client’s communication with any Regulatory Authority relating to Vectors or the Services, allow any inspection required by any Regulatory Authority relating to Vectors or the Services, allow Client to be present at and participate in any such inspection to the extent permitted by Applicable Law, and fully cooperate with any such inspection to the extent required by Applicable Law.

12.	Intellectual Property
12.1

Ownership of Background IPR.  Nothing in this Agreement will affect either Party’s ownership of its Background IPR or any Intellectual Property Rights therein.  No licence to use any such Background IPR or Intellectual Property Rights is granted or implied except as expressly set out in this Agreement.

12.2	Licence to Client.
(a)

OXB hereby grants to Client as of the Effective Date a non-exclusive, worldwide, sublicensable (in accordance with clause 12.6), royalty-bearing (in accordance with clause 7.12) licence under the OXB IP solely to research, Develop and Commercialise the Licensed Products targeting the Initial Targets.  For the avoidance of doubt, the foregoing licence shall not include any right to use the OXB IP to manufacture or have manufactured the Vectors and, except with respect to any Licensed Know-How that Client (as the Receiving Party thereof) can prove by means of reasonable written evidence falls within the exceptions described in clause 14.4, Client shall not (other than pursuant to clause 12.3) use the OXB IP to manufacture or have manufactured the Vectors.

(b)

OXB shall, and hereby does, grant to Client a non-exclusive, worldwide, sublicensable (in accordance with clause 12.6), royalty-bearing (in accordance with clause 7.12) licence under the OXB IP, in each case solely to research, Develop and Commercialise the Licensed Products targeting any Additional Target, provided that such licence shall only become effective on the date such Additional Target is deemed to be a Target pursuant to clause 2.4 and is subject to payment of the Additional Target Fee with respect to such Additional Target.  For the avoidance of doubt, the foregoing licence shall not include any right to use the OXB IP to manufacture or have manufactured the Vectors and, except with respect to any Licensed Know-How that Client (as the Receiving Party thereof) can prove by means of reasonable written evidence falls within clause 14.4, Client shall not (other than pursuant to clause 12.3) use the OXB IP to manufacture or have manufactured the Vectors.

(c)

For clarity, the license grants in clause 12.2(a), clause 12.2(b) and clause 12.3 do not include any rights with respect to any Manufacturing processes other than the Processes.  Client shall notify OXB in writing in the event it wishes to licence the TRiP system.  The Parties shall negotiate and agree the applicable percentage of royalty on Net Sales for such licence and the table of royalties as set out in Schedule 2 shall be updated accordingly, following which OXB shall grant to Client an additional non-exclusive, worldwide, sublicensable (in accordance with clause 12.6), royalty-bearing (in accordance with clause 7.12) licence under the OXB IP covering the TRiP system solely to research, Develop and Commercialise the Licensed Products.

12.3

Licence to Client following Technology Transfer.  Effective following Technology Transfer with respect to any Vector pursuant to Article 13, OXB hereby grants to Client a non-exclusive, worldwide, non-sub-licensable, royalty-bearing (in accordance with clause 7.12) licence under the OXB IP, solely for the purpose of manufacturing the applicable Vector using the Process (as such Process may subsequently be modified by Client or, if applicable pursuant to clause 13.2, Client’s Affiliate or Third- Party designee after the Technology Transfer; but for clarity, the foregoing shall not be deemed to grant to Client, Client’s Affiliate or Third-Party designee a licence with respect to such modified Process under any OXB IP that was not used or incorporated in the original Process that was provided through Technology Transfer pursuant to Article 13) at a facility owned or controlled by Client for use in Licensed Products and researching, Developing and subsequently Commercialising the respective Licensed Products.  In no event shall this licence include the right for Client to provide manufacturing services to a Third Party, or to use OXB IP in connection with products or vectors other than the Vectors with respect to which Technology Transfer has occurred pursuant to Article 13.

12.4

Licence to OXB.  Client hereby grants to OXB a non-exclusive, worldwide, royalty- free licence under the Intellectual Property Rights subsisting in Client’s Background IPR and the Client Arising IPR during the Supply Term for the sole purpose of performing OXB’s obligations under this Agreement.  Such licence shall expire upon the completion of such obligations or the termination or expiration of this Agreement, whichever is the first to occur.

12.5

Arising IPR.  Any Arising IPR generated by or on behalf of OXB in the performance of this Agreement which:  (a) relate solely and exclusively to the GOI or to Client Background IPR provided to OXB for the purposes of this Agreement; or (b) consist solely and exclusively of an improvement to or modification of Client Materials which are proprietary to Client, or (c) require the use of Client Materials which are proprietary to Client or Client’s Confidential Information, shall be owned by Client (collectively “Client Arising IPR”).  Any other arising Intellectual Property Rights generated by or on behalf of OXB in the performance of this Agreement shall remain owned by OXB (“OXB Arising IPR”).  OXB hereby assigns all right, title and interest in and to Client Arising IPR to Client.  OXB agrees to execute such documents and perform such other acts as Client may reasonably request to obtain, perfect and enforce such rights to the Client Arising IPR and the assignment thereof.  OXB shall ensure that any persons who are not employees of OXB and who are involved in performing the Services that may reasonably be expected to result in the generation of Client Arising IPR or any other material Arising IPR hereunder are obligated to assign to OXB all Intellectual Property Rights arising from the performance of such Services.
12.6

Sublicence Rights.  Client may sublicense its rights under clause 12.2 solely to (a) purchasers of the Licensed Product and (b) Development Partners, in each case on terms consistent with the terms of this Agreement.

12.7

Non-Exclusivity.  Client acknowledges that OXB is in the business of providing services for a variety of organizations other than Client.  Accordingly, subject to OXB’s obligations of confidentiality and non-use under clause 14 and provided OXB does not infringe any Client Intellectual Property Rights, nothing in this Agreement will preclude or limit OXB from utilising the general knowledge gained during the course of its performance hereunder to perform similar services for other clients.  Client further acknowledges and understands that the services provided under this Agreement are not exclusive to Client.

13.	Technology Transfer
13.1

Technology Transfer Events.  Subject to compliance with the terms and conditions of this Agreement, Client may request to OXB in writing, and OXB shall provide, a [***] Technology Transfer on a Vector-by-Vector basis and in accordance with the remainder of this Article 13 as follows:

(a)	a Technology Transfer to Client or Client’s Affiliate for no cause on satisfaction of the condition set out in paragraph (a) of Schedule 3;
(b)	a Technology Transfer to Client, Client’s Affiliate or a Third-Party manufacturer for no cause on satisfaction of the condition set out in paragraph (b) of Schedule 3; or
(c)	a Technology Transfer to Client, Client’s Affiliate or a Third-Party manufacturer on occurrence of one or more events identified in paragraphs (c) and (d) of Schedule 3;

(each a “Technology Transfer Event”).

13.2

Technology Transfers to a Client Affiliate or Third Party.  Prior to Technology Transfer to Client’s Affiliate or to a Third Party manufacturer in accordance with clause 13.1(a), 13.1(b) or 13.1(c), OXB shall enter into the licence set out in clause 12.3 above directly with such Affiliate or Third Party which shall also include confidentiality obligations no less protective of OXB than those set out in this Agreement.  OXB may reasonably reject any of Client’s Affiliates or any Third Party proposed by Client in relation to a Technology Transfer if OXB has reasonable concerns that such Affiliate or Third Party (i) will be unable to maintain the confidentiality of, or will make an unauthorized use or disclosure of, OXB’s Confidential Information or (ii) will infringe, violate or otherwise misappropriate OXB’s Intellectual Property Rights or OXB’s technology.  In such case, Client shall be obliged to propose a replacement Client Affiliate or Third Party before proceeding with any Technology Transfer to a Client Affiliate or Third Party and the conditions set out in this clause 13.2 shall apply with respect to the proposed replacement.

13.3

Technology Transfer Support.  OXB shall provide commercially reasonable support through the Technology Transfer to enable Client (or, if applicable pursuant to clause 13.2, Client’s Affiliate or Third-Party designee) to replicate the manufacturing Process developed by OXB as part of the Services, and to Manufacture the Vector conforming to the applicable Specifications.  The Technology Transfer shall include SOPs identified in the Batch records and Specifications that are necessary to establish manufacturing of the Vector in accordance with the applicable Process, including proprietary OXB Intellectual Property Rights only to the extent incorporated into any Process developed for the Manufacture of the Vector pursuant to this Agreement.  For clarity, OXB will not provide designs, specifications, and SOPs that are not specifically applicable to the Process or the Vector or that otherwise relate generally to the operation of any of its facilities and/or equipment unless and to the extent reasonably necessary to effect the provisions of this Article 13.

13.4

Technology Transfer Plan.  Prior to initiating Technology Transfer, the Parties shall agree a Technology Transfer plan without undue delay (and in any case within [***]) following Client’s request, which will set out the respective responsibilities of the Parties relating to all aspects of Technology Transfer, including the budget agreed by the Parties.  The Technology Transfer costs will include all costs pre-approved by Client as set out in the Technology Transfer plan or otherwise agreed in writing (or included in such budget) and incurred by OXB in connection with Technology Transfer, including Pass-Through Costs and FTE costs.  The Technology Transfer plan will also set out the criteria for completion of the Technology Transfer, which criteria shall be agreed by both Parties.

13.5

Consideration for Technology Transfer.  As consideration for the Technology Transfer described in this Article 13, Client will pay OXB the costs agreed between the Parties and identified in the Technology Transfer plan along with the Technology Transfer Milestone Payments set out in Schedule 2 and, during the applicable Royalty Term, Royalties on annual worldwide Net Sales after the Technology Transfer at the applicable percentage set out in the table as set out in Schedule 2 in accordance with clause 7.12.

13.6

Cell Lines.  If OXB, as part of Technology Transfer, makes available to Client (or, if applicable pursuant to clause 13.2, Client’s Affiliate or Third-Party designee) any Third-Party Cell Lines or other physical materials relating to the Process, Client acknowledges and agrees that Client (or such Affiliate or Third-Party designee) may need to obtain a licence to use such cell lines or physical materials from a Third Party to use such cell lines or other physical materials to manufacture the Vector in accordance with the applicable Process after the Technology Transfer; provided that, except with respect to Third-Party Cell Lines that Client requests in writing OXB to use with respect to the Process, OXB shall have identified in Schedule 6 or the applicable Scope of Work or Work Order all such Third-Party Cell Lines and other physical materials.

14.	Confidential Information
14.1	Duty of Confidence. Each Receiving Party shall:
(a)	keep the Confidential Information of the Disclosing Party secret and confidential at all times;
(b)

not disclose or permit the disclosure of any Confidential Information of the Disclosing Party, in whole, in part, or in summary, to any person or entity, except as expressly permitted by this Agreement or the Quality Agreement;

(c)	not use the Confidential Information of the Disclosing Party or permit it to be used, in whole or in part, for any purpose other than performance of the obligations and enjoyment of the rights granted under this Agreement or the Quality Agreement; and
(d)

inform the Disclosing Party immediately if it becomes aware of the possession, use or knowledge of any of the Confidential Information of the Disclosing Party by an unauthorised person, and to provide any assistance in relation to such unauthorised possession, use or knowledge that the Disclosing Party may reasonably require.

14.2

Representatives.  The Receiving Party shall permit access to the Confidential Information of the Disclosing Party only to those of its directors, officers, employees, consultants and contractors, advisors (“Representatives”) and in the case of OXB, Approved Subcontractors, who:

(a)	reasonably require such access for the performance of the obligations and/or enjoyment of the rights granted under this Agreement;
(b)	have been informed of the confidential nature of such Confidential Information and the Disclosing Party’s interest in such Confidential Information; and
(c)

have entered into legally binding confidentiality obligations to the Receiving Party on terms that are no less onerous than those set out in this Agreement, and which extend to such Confidential Information.

save that all information in respect of OXB’s manufacturing processes and its business plans disclosed by OXB to Client shall only be disclosed to the directors, officers or employees of Client and not to any other Representatives without the prior written agreement of OXB or such Representative separately executing a confidentiality undertaking directly with OXB consistent with the terms set out in this Agreement.

14.3

The Receiving Party shall ensure that all those persons and entities to whom the Receiving Party has provided access to the Confidential Information of the Disclosing Party comply with the provisions of this Agreement.  Notwithstanding any other provision of this Agreement, the Receiving Party shall be liable to the Disclosing Party for any acts or omissions of any such person or entity, that would, if effected by the Receiving Party, constitute a breach of this Article 14.

14.4

Exceptions.  The Receiving Party’s obligations under clause 14.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by means of reasonable written evidence:

(a)	was known to the Receiving Party prior to disclosure by or on behalf of the Disclosing Party and without breach of any confidentiality obligation owed to the Disclosing Party;
(b)

is or becomes publicly known other than as a result of breach of this Agreement by the Receiving Party or by anyone to whom the Receiving Party disclosed the Confidential Information of the Disclosing Party;

(c)	is received by the Receiving Party from a Third Party lawfully entitled to make the disclosure without restrictions on such Third Party’s rights to disclose or use; or

(d)

is developed by or on behalf of the Receiving Party without any direct or indirect access to, or use or knowledge of, the Confidential Information of the Disclosing Party, as established by contemporaneous documentary evidence;

except that Confidential Information that is specific and would not by itself fall within the above exceptions does not become included in the above exceptions merely as a result of being embraced by more general information that does fall within the above exceptions.

14.5

Required Disclosures.  The Receiving Party will not be in breach of its obligations under this Agreement to the extent that it is required to disclose Confidential Information of the Disclosing Party by Applicable Law, including to meet the financial and accounting audit and reporting obligations of a publicly traded company, (provided, in the case of a disclosure under any freedom of information legislation, that the exemptions under that legislation do not apply) or order of a court or other public body or Regulatory Authority or other authority that has jurisdiction over it or pursuant to the rules of any recognized stock exchange, provided that, before making such a disclosure, the Receiving Party shall, to the extent it is legally permitted to do so:

(a)	inform the Disclosing Party of the proposed disclosure as soon as possible, and if possible before the court or other public body orders the disclosure;
(b)	take into account reasonable requests of the Disclosing Party in relation to such disclosure;
(c)	except with respect to public company audit and reporting disclosures, ask the court or other public body to treat such Confidential Information as confidential; and
(d)

except with respect to public company audit and reporting disclosures, permit and assist the Disclosing Party to make representations to the court or other public body in respect of the disclosure and/or confidential treatment of such Confidential Information.

14.6	Additional Disclosures. In addition to disclosures allowed under clause 14.5:
(a)

subject to and in accordance with clause 11.3, OXB shall provide OXB’s Confidential Information to Regulatory Authorities as reasonably required by Client in relation to Client’s applications, filings and responses with respect to Regulatory Approval(s) for Vectors and Licensed Products;

(b)

Client may disclose Confidential Information of OXB to the extent such disclosure is necessary in connection with sublicensing (or potential sublicensing) of the rights granted under this Agreement, provided that such disclosure is made only under obligations of confidence and non-use at least as stringent as set out in this Agreement and that, in relation to the Manufacturing process, only a pre-agreed high level overview may be disclosed.  The Parties shall use reasonable efforts to promptly agree on such high-level overview once the Process has been finalised;

(c)

OXB may disclose, to its licensor or assignor of Intellectual Property Rights related to this Agreement, financial Confidential Information of Client provided to OXB under this Agreement to the extent required for the specific purpose of enabling OXB to comply with its contractual royalty reporting obligations to any such licensor or assignor of Intellectual Property Rights to OXB; provided that any such disclosure is made only under obligations of confidence and non-use at least as stringent as set out in this Agreement;
(d)	Each Party and its Affiliates may disclose:
(i)

the existence of this Agreement, and a redacted version of this Agreement (provided that the other Party is given the opportunity to require a redaction from the Agreement of commercially sensitive terms that are not reasonably necessary for such financial or institutional investors or potential purchasers to conduct a reasonable and customary due diligence of the Agreement, and further provided that any such disclosure is made only under obligations of confidence and non-use at least as stringent as set out in this Agreement) to financial or institutional investors or potential purchasers of the business of such Party or its Affiliates in connection with:

(A)	the raising of finance,
(B)	the sale of any equity interest in such Party or its Affiliates, or
(C)	the sale of the business or relevant part of the business of the Party or its Affiliates, and
(ii)

the existence of this Agreement in written materials or oral presentations, provided however, that such materials or presentations accurately describe the nature of this Agreement in a manner consistent with information that has already been publicly disclosed and such information is accurate at the time of disclosure.

14.7	Return and Destruction of Confidential Information. At the sooner of: (i) or termination of this Disclosing Party’s written request and (ii) on expiration Agreement, the Receiving Party shall:
(a)

other than as provided below, immediately destroy or erase all Confidential Information of the Disclosing Party that the Receiving Party has received under this Agreement including any copies made and permanently delete all electronic copies of any such Confidential Information from the Receiving Party’s computer systems; and

(b)	make no further use of any such Confidential Information,

The Receiving Party may, however, keep one copy of the Confidential Information of the Disclosing Party in its legal files solely for the purpose of enabling it to comply with the provisions of this Agreement, and the Receiving Party shall not be required to remove such Confidential Information of the Disclosing Party from its back-up or archive electronic records including its electronic laboratory notebook and laboratory information management systems.  In addition, Client may retain Confidential Information of OXB during any other period in which the licences to Client under clause 12.2 or 12.3 are in effect, solely to the extent that such Confidential Information is necessary or reasonably required for Client to exercise such licence rights.

14.8

Press Releases and Publicity.  Neither Party shall make, nor permit any person to make, any public announcement, whether oral or written, concerning this Agreement or make any use of the name, symbol, trade mark, trade name or logo of the other Party or its Affiliates without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed); provided, however, that (a) notwithstanding any other provision of this Agreement, each Party shall be permitted to make an announcement in the agreed form appended to this Agreement at Schedule 4 and otherwise repeat the information contained therein (or contained in any previous announcement consented to in writing by the other Party) and (b) each Party shall be permitted to make required disclosures pursuant to clause 14.5 (Required Disclosures), and in each case such activities shall not constitute a breach of this Agreement.

15.	Indemnities and Liability; Insurance
15.1	No Exclusion. Nothing in this Agreement shall exclude or limit, or purport to exclude or limit, a Party’s liability in the case of:
(a)	wilful misconduct, fraud or fraudulent misrepresentation;
(b)	any breach of Article 14 (Confidentiality);
(c)	death or personal injury resulting from its negligence;
(d)	[***]; or
(e)	any other matter in respect of which it would be unlawful to exclude or restrict liability.
15.2

Limitation of Damages.  Subject to clause 15.1 above, neither Party nor any of its Affiliates shall be liable in contract, tort, negligence, breach of statutory duty or otherwise to the other Party for any consequential, incidental, special, punitive, exemplary or indirect loss or damage, loss of profits, loss of business or loss of goodwill arising out of this Agreement, except to the extent any such damages are required to be paid to a Third Party as part of a claim for which a Party provides indemnification under this Article 15.  Subject to clause 15.1 above, the aggregate liability of OXB to Client whether directly or by indemnification shall be limited to an amount equivalent to [***] the amount paid or payable by Client to OXB under the relevant Scope of Work, Change Order or Work Order pursuant to which the cause of action has arisen.

15.3

Client Indemnity.  Client shall defend, indemnify and hold harmless OXB, its Affiliates and each of their respective officers, directors, employees, contractors and agents (the “OXB Indemnitees”) from and against any and all Claims against an OXB Indemnitee arising out of:

(a)

any claim that Client’s supply to OXB of Client’s Confidential Information or the Client Materials, or that OXB’s use of the same (or OXB’s use of a Third Party Cell Line at Client’s request) in the performance of the Services during the Supply Term in accordance with the terms of this Agreement infringes or misappropriates the Intellectual Property Rights or other proprietary rights of a Third Party;

(b)	the negligence or wilful misconduct of Client or any of its Affiliates;
(c)	any breach by Client of any representation, warranty or covenant made by Client in this Agreement or the Quality Agreement; or
(d)	the research, development, use, manufacture, distribution, sale or import of any Vector or Licensed Product by Client or its Affiliates, sublicensees or collaborators, including, but not limited to, any actual or alleged injury or death, claimed to result directly or indirectly from the possession, use or consumption of, or treatment with, any such Vector or Licensed Product;

in each case, except to the extent that such Claim is attributable to:

(i)

Delivery by OXB of a Defective Batch which defect was not attributable to (A) a defect in Client Materials that was present at the time of delivery to OXB hereunder but was not reasonably apparent upon inspection by OXB, or (B) Client Confidential Information, and provided that Client did not knowingly use a Defective Batch;

(ii)	any breach by OXB of any representation, warranty or covenant made by OXB under this Agreement or the Quality Agreement;
(iii)	negligence or wilful misconduct of an OXB Indemnitee; or
(iv)	any claims for which OXB has an obligation to indemnify the Client Indemnitees pursuant to clause 15.4.
15.4

OXB Indemnity.  OXB shall defend, indemnify and hold harmless Client, its Affiliates and each of their respective officers, directors, employees, contractors and agents (the “Client Indemnitees”) from and against any and all Claims against a Client Indemnitee arising out of:

(a)	the negligence or wilful misconduct of OXB or any of its Affiliates; and
(b)	any breach by OXB of any representation, warranty or covenant made by OXB under this Agreement or the Quality Agreement;
(c)	[***]; and

in each case, except to the extent that such Claim is attributable to:

(i)	any breach by Client of any representation, warranty or covenant made by Client under this Agreement or the Quality Agreement; or
(ii)	negligence of or wilful misconduct of a Client Indemnitee; or
(iii)	any claims for which Client has an obligation to indemnify the OXB Indemnitees pursuant to clause 15.3.

and further provided that, if any IPR Claim is made or is reasonably likely to be made against a Client Indemnitee, OXB may at, its sole option and expense, and Client shall permit OXB to procure for the Client Indemnitee the right to, continue practicing the OXB Manufacturing Process (or any part thereof).

15.5	Indemnification Procedure. Where a Party (the “Indemnified Party”) seeks indemnification from the other Party (the “Indemnifying Party”) under clause 15.3 or 15.4:
(a)

the Indemnified Party shall provide prompt written notice to the Indemnifying Party of the assertion or commencement of any Claim for which it is seeking indemnification; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure;
(b)

the Indemnifying Party shall have the right to assume (with its own counsel and at its own costs) the defence and/or settlement of the same; provided that the Indemnifying Party shall not agree to any settlement of such Claim under terms that would require the Indemnified Party to pay any money or admit wrongdoing without the Indemnified Party’s prior written approval (such consent not to be unreasonably withheld, conditioned or delayed);

(c)	the Indemnifying Party shall not be liable for any settlement made by the Indemnified Party without the Indemnifying Party’s prior written consent; and
(d)	the Indemnified Party shall:
(i)	promptly provide all assistance and information reasonably required by the Indemnifying Party;
(ii)

not make any admission of liability, conclude any agreement or make any compromise with any person in relation to such claim, demand, action or suit without the prior written consent of the Indemnifying Party (which consent shall not be withheld unreasonably); and

(iii)

have the right to participate in (but not control) the defence of the claim, demand, action or suit and to retain its own counsel in connection with such claim, demand, action or suit at its own expense.

15.6

Mitigation of Loss.  Each Indemnified Party will take and will ensure that its Affiliates take all such commercially reasonable steps and actions that are necessary or as the Indemnifying Party may reasonably require, in its reasonable discretion, to mitigate any Claims (or potential losses or damages) under this Article 15; it being understood that Client would not be required to cease Development or Commercialisation of the Licensed Product as part of such mitigation efforts.  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

15.7	Insurance.
(a)

OXB Insurance.  OXB will secure and maintain in full force and effect throughout the term of this Agreement (and for at least [***] thereafter for claims made coverage), the following minimum insurance coverage with financially sound and internationally reputable insurers with a minimum A. M. Best Rating of A-/VII:

(i)	Employers’ Liability of at least [***];
(ii)

Public and Products Liability, including personal/advertising injury, coverage for completed operations, and contractual liability assumed by OXB, with at least [***] combined single limit for bodily injury and property damage per occurrence, and a general aggregate limit of at least [***];

(iii)

“All Risk” Property, valued at replacement cost, covering loss or damage to Client’s property and materials in the care, custody, and control of OXB whether at the Facility, in transit to the delivery location, or otherwise with Client named as loss payee for Client’s property and materials provided that (A) Client has provided sufficient detail of the relevant property and materials and costs thereof to enable OXB to procure such coverage under its insurance policy and (B) OXB shall be entitled to recharge to Client any cost of procuring such coverage in excess of [***], or Client shall be entitled to insure Client’s property and materials under its own insurance coverage.

Liability policies written on a claims-made basis will have a retroactive date no later than the Effective Date of this Agreement.  Coverage territory will include claims brought in the United States and worldwide, if applicable.

(b)

Client Insurance.  Client shall obtain and maintain in full force and effect at all times during the Term and for at least [***] thereafter such types and amounts of insurance with financially sound and internationally reputable insurers with a minimum A. M. Best Rating of A-/VII as is normal and customary for it to cover its indemnification obligations under this Agreement.

(c)	Proof of Insurance. Upon request by the other Party, each Party shall procure from its insurance broker a letter confirming the coverage required of such Party under this clause 15.7.
16.	Warranties and Representations
16.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other as of the Effective Date that:
(a)	it is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of formation;
(b)

it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organisational documents to authorise the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)	all consents, approvals and authorisations from all governmental authorities required to be obtained by such Party in connection with this Agreement have been obtained;
(d)

the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents; or (ii) result in a breach of any agreement to which it is a party; and

(e)

(i) neither such Party nor, to the Knowledge of such Party any of its employees or contractors used to perform any Services or other activities in connection with this Agreement, has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); and (ii) to the Knowledge of such Party, no person on any of the FDA clinical investigator enforcement lists (including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder, and each Party will promptly notify the other in the event that such Party becomes aware that it or any of its employees or contractors used to perform any Services or other activities in connection with this Agreement becomes debarred or is added to such lists.
16.2	Additional Representations and Warranties of OXB
(a)	[***];
(b)	[***];
(c)	[***];
(d)	[***];
(e)	[***];
(f)	[***];
(g)	[***];
(h)	[***];
(i)	[***]; and
(j)	[***].
16.3

No Other Warranties.  Each of the Parties acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty, or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by Applicable Law.  In particular, other than as expressly provided herein, OXB expressly disclaims all warranties relating to the Vector and the Services including any warranty of satisfactory quality, merchantability, or fitness for any particular purpose.

17.	Duration and Termination
17.1	Term and Duration of Agreement. This Agreement shall come into effect on the Effective Date and, subject to earlier termination in accordance with this Agreement, and subject to clause 17.7:
(a)

with respect to clauses 1.3, 3, 4, 5, 6 and 10 with respect to the performance of Services and the Manufacture and supply of Batches of Vector by OXB to Client, shall continue in effect until the later of (i) [***] from the Effective Date and (ii) the completion of Services under the last Scope of Work, Work Package, Work Order or Change Order, in each case, that was executed by the Parties prior to [***] (the “Supply Term”); and

(b)	with respect to the remainder of the Agreement, shall continue in force until no further payments are due to OXB under this Agreement (the “Term”).

Upon expiry of this Agreement pursuant to clause 17.1(b), all licenses granted to Client hereunder shall become perpetual and fully paid-up.

17.2	Client Termination of Agreement Without Cause. Client may terminate this Agreement without cause, by giving at least [***] written notice to OXB. In such circumstances the Cancellation Charges shall apply with respect to all cancelled Manufacturing Slots in accordance with clause 7.5.
17.3	Termination for Cause.
(a)

If either Client or OXB is in material breach of any material obligation hereunder or under the Quality Agreement, the other Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [***] where the breach is a failure to make a payment due) after such notice, the notifying Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect.

(b)

Either Party may terminate this Agreement upon written notice to the other Party if an Insolvency Event occurs in relation to the other Party and such Insolvency Event is not dismissed or remedied within [***] after its occurrence.  Unless otherwise prohibited by Applicable Laws, in any event when a Party first becomes aware of the likely occurrence of any Insolvency Event in regard to that Party, it shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect its interests under this Agreement.

17.4

Termination of Work Orders.  Client may terminate any Scope of Work, Work Package or Work Order with or without cause by giving [***] written notice to OXB, and other than with respect to the orderly winddown of any work under such a terminated Scope of Work, Work Package or Work Order within the notice period, OXB shall have no further obligations with respect to such Scope of Work, Work Package or Work Order and shall, upon receipt of such notice, cease all work in respect thereof.  If applicable to the cancelled Scope of Work, Work Package or Work Order, Cancellation Charges will apply with respect to all cancelled Manufacturing Slots in accordance with clause 7.5.  OXB may invoice Client for:  (i) all costs actually and reasonably incurred and non-cancellable costs reasonably committed prior to the effective date of termination in connection with the cancelled Scope of Work, Work Package or Work Order (to the extent such costs are not covered under the costs described in (iii)); (ii) all reasonable and documented costs associated with the wind-down activities in accordance with this clause 17.4; and (iii) Client’s liability for all fees and other payments and costs for the Services listed in any relevant Work Package up to the effective date of termination; provided that (A) the amount due from Client under this clause 17.4 shall not exceed the costs set forth in the applicable Scope of Work, Work Order or Work Package and shall exclude any amounts paid or payable by Client pursuant to clause 7.5(b); and (B) OXB shall take reasonable efforts to mitigate and minimize the amount due from Client pursuant to this sentence.

17.5	Consequences of termination.
(a)	In the event of termination of this Agreement, such termination shall be deemed to be a termination of all outstanding Scopes of Work, Work Packages and Work Orders, subject to clause 17.5(b).
(b)	Upon termination of this Agreement:
(i)	by either Party for any reason, OXB will complete Delivery of, and Client shall take delivery of, and pay OXB for, all Batches that were completed as of the date of the relevant notice of termination;

(ii)

by OXB for Client’s uncured breach or insolvency pursuant to clause 17.3, OXB may elect to either cease or continue with the Manufacture of any Batches for which a Work Order had been executed before the effective date of termination or expiry; provided that, (1) to the extent that OXB elects to continue Manufacture and make Delivery of such Batches, Client shall take delivery of and pay OXB for, all such Batches; and (2) to the extent that OXB elects not to continue Manufacture and make Delivery of such Batches, Client shall pay OXB the applicable Cancellation Charges for all Manufacturing Slots which are cancelled as a result; or

(iii)

by Client without cause pursuant to clause 17.2 or by Client for OXB’s uncured breach or insolvency pursuant to clause 17.3, Client shall instruct OXB in writing at the time of giving notice of termination whether or not OXB should continue with the Manufacture of any Batches for which a Work Order had been executed before the effective date of termination.

(c)	Upon termination of this Agreement by either Party for any reason:
(i)

Client will pay the Batch Fee for any Batches which have undergone OXB’s certification and been delivered in accordance with clause 17.5(b), provided however that clause 6.8 shall continue to apply with respect to any such Batch which is a Defective Batch;

(ii)

except with respect to Batches for which a Cancellation Charge has been paid or is payable, where Client instructs OXB to cease Manufacture of Batches pursuant to clause 17.5(b)(iii), or where OXB elects to cease Manufacture pursuant to clause 17.5(b)(ii):  (A) Client shall pay OXB all reasonable actually incurred or committed costs up to the date of instruction to cease Manufacture; provided that these costs shall not exceed the costs set forth in the applicable Work Order(s) and shall exclude any amounts paid or payable by Client pursuant to clause 7.5(b) or clause 17.4; and (B) OXB shall take reasonable efforts to mitigate and minimize any such costs; and

(iii)

where Client instructs OXB to continue Manufacture of a Batch pursuant to clause 17.5(b)(iii), or where OXB elects to continue Manufacture of a Batch pursuant to clause 17.5(b)(ii), such Manufacture shall be subject to the terms and conditions of this Agreement, including clause 5.6.

(d)	Upon termination of this Agreement:
(i)

by OXB for Client’s uncured breach or insolvency pursuant to clause 17.3 or by Client for convenience pursuant to clause 17.2 or by OXB for force majeure pursuant to clause 18.1, the licences granted to Client under clause 12.2 shall terminate immediately (subject to Client’s sell-off rights under this clause) and any licence granted to Client pursuant to clause 12.3 shall terminate immediately; provided however that Client shall be entitled to sell or otherwise dispose of any unsold or unused stocks of Licensed Product for up to [***] after the effective date of termination subject to payment of applicable Royalties for the remainder of the Royalty Term; or

(ii)

by Client for OXB’s uncured breach or insolvency pursuant to clause 17.3 or by Client for force majeure pursuant to clause 18.1, (1) the licences granted to Client under clause 12.2 shall survive such termination in accordance with their terms until the Term would otherwise expire under Section 17.1; provided that Client continues to pay all Royalties due to OXB pursuant to clause 7.12 during the remainder of the applicable Royalty Term; and thereafter, such license shall become perpetual, irrevocable and fully paid-up for the applicable country; (2) any licence granted pursuant to clause 12.3 or 13.2 shall survive in accordance with its terms provided that Client continues to pay all Royalties due to OXB pursuant to clause 7.12 during the remainder of the applicable Royalty Term, and applicable Technology Transfer Milestone Payments and costs in accordance with clause 13.5; and (3) Client shall have no obligation to pay to OXB any Development Milestone Payments, Regulatory Milestone Payments or Commercial Milestone Payments that were not already due to OXB as of the effective date of termination.

17.6

Termination Not Sole Remedy.  A Party’s right of termination under this Agreement, and the exercise of any such right, shall be without prejudice to any other right or remedy (including any right to claim damages) that such Party may have in the event of a breach of contract or other default by the other Party.

17.7

Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  In addition, the provisions of clauses:  1 (Definitions and Interpretation); 4.2(b) (Delivery and Title to Client Materials) and 4.4 (Import and Export); 5.5 (Cancellation of Reserved Manufacturing Slots); 6 (Delivery and Defective Batches) with respect to Batches delivered prior to termination or expiration of the Agreement or in accordance with clause 17.5(b); 7 (Price and Payment), with respect to those payments that accrued prior to termination or expiration of the Agreement or pursuant to clause 17.5; 8 (Financial Records and Audit); 9 (Access to OXB Information); 11 (Regulatory Approvals; Regulatory Matters); 12.1, 12.5 and 12.7 (Intellectual Property); 13.5 (Consideration for Technology Transfer) with respect to those payments that accrued prior to the effective date of termination or expiration or pursuant to clause 17.5; 14 (Confidential Information); 15 (Indemnities and Liability); 16 (Warranties and Representations); 17.4, 17.5, 17.6 and 17.7 (Termination); and 18 (General); shall survive expiration or termination of this Agreement each for the period specified therein, or, if no period is specified therein, then perpetually.

18.	General
18.1

Force Majeure.  Neither Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement that result from circumstances beyond the reasonable control of that Party and which circumstances are not reasonably foreseeable, including, by way of example and not of limitation, fire, flood, explosion, storm, hurricane, strike, lockout or other labour dispute, riot, war, rebellion, accidents, equipment failure, acts of God, or acts of governmental agencies or instrumentalities.  For clarity, COVID-19 conditions as they exist on the Effective Date will not constitute a force majeure condition under this Agreement.  The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and use its reasonable endeavours to avoid or remove the causes of nonperformance and shall continue performance as expeditiously as possible as soon as such causes have been removed.  If any circumstances described in this clause 18.1 prevent a Party from performing its material obligations under this Agreement for [***], the other Party may terminate this Agreement by giving [***] written notice to the affected Party.
18.2

Compliance with Law.  Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws.  No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.

18.3

Further Action.  Each Party agrees, without the necessity of further consideration, to execute, acknowledge, and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

18.4

Notices and Other Communications:  Any notice to be given under this Agreement must be in writing, and be delivered to the other Party by courier or other recorded delivery post (with an advance copy by email) and will be deemed to be received on the date of delivery.  Until changed by notice given in accordance with this clause 18.4, all notices should be addressed as follows:

For OXB:	For Client:
[***]	[***]

18.5	Amendment. This Agreement may only be amended in writing signed by duly authorised representatives of the Parties.
18.6

Assignment.  Neither Party may assign, mortgage, charge or otherwise transfer any of its rights nor obligations under this Agreement without the other Party’s prior written consent (which consent shall not be unreasonably withheld or delayed), except that either Party may assign its rights and obligations under this Agreement, without the consent of the other Party to any Third Party acquiring all or substantially all of the assigning Party’s assets or business to which this Agreement relates, provided that, in all cases:

(a)	the assigning Party shall provide the other Party with prompt written notice of any such assignment; and
(b)	the permitted assignee shall assume the obligations of the assigning Party hereunder in writing.
18.7

Third Party Rights.  The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party except as otherwise expressly provided in Article 15 above.  Except as expressly provided in Article 15 above, no person who is not a Party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) shall have the right to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties.

18.8

Entire Agreement.  This Agreement, including any Scopes of Work, Work Packages, Work Orders and Change Orders hereunder, together with the Quality Agreement and Schedules and Appendices to this Agreement, constitute the entire agreement between the Parties relating to their subject matter and in relation to such subject matter supersedes all earlier understandings and agreements between the Parties, except with respect to the CDA and FSA (which have been terminated pursuant to this Agreement).

18.9

Relationship.  Nothing in this Agreement creates, implies or evidences any contract of employment or any partnership or joint venture between the Parties, or authorises either Party to act as agent for the other.  Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.  OXB is acting under this Agreement as an independent contractor.  OXB will be responsible for and will withhold and/or pay any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of OXB’s employees and other OXB personnel.  OXB understands and agrees that it is solely responsible for such matters and that it will indemnify Client and hold Client harmless from all claims and demands in connection with such matters.

18.10

Waiver of Rights.  No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law or to insist upon compliance with any term or condition of this Agreement will constitute a waiver of that (or any other) right or remedy or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver.  No single or partial exercise of such right or remedy will preclude or restrict the further exercise of that (or any other) right or remedy.

18.11

Unenforceable Provisions.  If the whole or any part of any provision of this Agreement is unenforceable in any jurisdiction, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall continue in full force and effect.  The Parties will use their commercially reasonable efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible to the original intent of the Parties.  The validity and enforceability of that provision in any other jurisdiction will not be affected.

18.12

Counterparts.  This Agreement may be executed in any number of counterparts, each of which is an original but all of which together will constitute one document.  Electronic or PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of an electronic or PDF signature by any Party will constitute due execution and delivery of this Agreement.

18.13	Governing Law. This Agreement and all matters relating to it shall be governed by and construed in accordance with the laws of England and Wales.
18.14

Dispute Resolution.  Any dispute arising out of or relating to this Agreement shall be subject to the dispute resolution set out in clause 2 and in the event that the Senior Officers are not able to agree either Party may submit to the exclusive jurisdiction of the courts located in London, England.  Notwithstanding the foregoing, either Party may seek an interim injunction in any court of competent jurisdiction.

18.15	Cumulative Remedies. The rights and remedies in this Agreement are cumulative and not exclusive of any other right or remedy that might be available at law or in equity.

18.16

Expenses.  Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

AGREED by the Parties to this Agreement through their authorised signatories:

For and on behalf of	For and on behalf of
OXFORD BIOMEDICA (UK) LIMITED:	CABALETTA BIO, INC.

Signature /s/ Jason Slingsby	Signature /s/ Steven Nichtberger

Print name Jason Slingsby	Print name Steven Nichtberger, M.D.

Job title Chief Business and Corporate Development Officer	Job title Chairman and CEO

Date 30 December 2021	Date 30 December 2021

SCHEDULE 1

Batch Fee and Cancellation Fees

[***]

SCHEDULE 2

Milestones and Royalties

Fees

Initial Fee (clause 7.1):  [***]

Additional Target Fee (clause 7.2):  [***]

Development Milestones ([***])

Development Milestone	Payment (USD) upon achievement of Development Milestone*
[***]	[***]

Regulatory Milestones ([***])

Regulatory Milestone	Payment (USD) upon achievement of Regulatory Milestone*
[***]	[***]

Commercial Milestones ([***])

Commercial Milestone	Payment (USD) upon achievement of Commercial Milestone *
[***]	[***]
[***]	[***]

* Client shall notify OXB as soon as reasonably practicable following the occurrence of each milestone in the milestone tables above.  Client shall pay the corresponding amounts set out Biomedical above in respect of that milestone within [***] after receipt of an invoice from OXB for the same.  The amount stipulated as payable for each milestone in the milestone tables above shall be payable by Client to OXB the [***]time the applicable milestone is achieved with respect to each Licensed Product (for the Development Milestones, Regulatory Milestones and Commercial Milestones), whether by Client alone or in combination with or by one or more Affiliates or sublicensees.  Where the regulatory process for a Licensed Product is accelerated such that a particular milestone is not required by the relevant Regulatory Authority, the payment in respect of that milestone shall become due and payable upon the occurrence of the next milestone in the table above.  All such payments shall be non-refundable.

Technology Transfer Milestones (single, one-time payments on a per Vector basis)

Technology Transfer Milestone	Payment (USD) upon achievement of Technology Transfer Milestone
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

** OXB shall notify Client as soon as reasonably practicable following the occurrence of each Technology Transfer Milestone in the milestone table above.  Client shall pay the corresponding amounts set out above in respect of that milestone net [***] after receipt of an invoice from OXB for the same.  Subject to clause 17.5(d)(ii), Development Milestone Payments, Regulatory Milestone Payments and Commercial Milestone Payments will continue to be owed by Client if and when they are achieved after a Technology Transfer.

Royalties

Royalty rate if Vectors manufactured by OXB	Royalty rate if Vectors manufactured by Client following Technology Transfer	Royalty rate if Vectors manufactured by a Third-Party manufacturer following Technology Transfer
[***]	[***]	[***]

SCHEDULE 3

Technology Transfer Events

[***]

SCHEDULE 4

Press Release

Oxford Biomedica Signs Licence and Supply Agreement with Cabaletta Bio for LentiVector® Platform

Oxford, UK - [XX] January 2022:  Oxford Biomedica plc (LSE:OXB) (“Oxford Biomedica” or “the Group”), a leading gene and cell therapy group, today announces that it has signed a new Licence and Supply Agreement (LSA) with Cabaletta Bio, Inc. (Nasdaq:  CABA) (“Cabaletta Bio”), a Philadelphia, USA-based clinical-stage biotechnology company focused on the discovery and development of engineered T cell therapies for patients with B cell- mediated autoimmune diseases.  The LSA grants Cabaletta Bio a non-exclusive license to Oxford Biomedica’s LentiVector® platform for its application in Cabaletta Bio’s leading Chimeric AutoAntibody Receptor (CAAR) T programme, DSG3-CAART (targeting DSG3), and puts in place a seven-year Supply Agreement.  The financial arrangements of this LSA are in line with comparable deals the Group has previously secured.

Cabaletta Bio’s DSG3-CAART product candidate utilises Cabaletta’s CAAR T approach, in which the patient’s own T cells are genetically engineered to express the target autoantigen and direct them to recognise and eliminate the pathogenic B cells.  DSG3-CAART is being evaluated in the DesCAARTes™ Phase 1 clinical trial as a potential treatment for patients with mucosal pemphigus vulgaris (mPV), a prototypical B cell-mediated autoimmune disease.  The LSA also allows for the parties to initiate additional projects in the future.

John Dawson, Chief Executive Officer of Oxford Biomedica, said:  “Cabaletta Bio is one of the leading companies developing engineered T cells designed to treat patients with autoimmune diseases.  We are delighted to announce this new collaboration which strengthens our portfolio of relationships with leaders in the gene-modified cell therapy field.”

Gwendolyn Binder, Ph.D., EVP of Science and Technology, Cabaletta Bio, said:  “Oxford Biomedica’s LentiVector® platform technology is well established with regulators, and we are impressed by their continuous process improvements, GMP manufacturing and validation expertise.  We are very pleased to be working with them to support the clinical and commercial development of our DSG3-CAART program.”

-Ends-

Enquiries:

Oxford Biomedica plc:  T:  +44 (0)1865 783 000 / E:  ir@oxb.com

John Dawson, Chief Executive Officer
Stuart Paynter, Chief Financial Officer
Sophia Bolhassan, Head of Investor Relations

Consilium Strategic Communications:  T:  +44 (0)20 3709 5700

Mary-Jane Elliott / Matthew Neal

About Oxford Biomedica

Oxford Biomedica (LSE:OXB) is a leading, fully integrated, gene and cell therapy group focused on developing life changing treatments for serious diseases.  Oxford Biomedica and its subsidiaries (the “Group”) have built a sector leading lentiviral vector delivery platform (LentiVector®), which the Group leverages to develop in vivo and ex vivo products both inhouse and with partners.  The Group has created a valuable proprietary portfolio of gene and cell therapy product candidates in the areas of oncology, CNS disorders and liver diseases.  The Group has also entered into a number of partnerships, including with Novartis, Bristol Myers Squibb, Sio Gene Therapies, Orchard Therapeutics, Santen, Beam Therapeutics, Boehringer Ingelheim and Arcellx, through which it has long-term economic interests in other potential gene and cell therapy products.  Additionally, the Group has signed a 3-year master supply and development agreement with AstraZeneca for large-scale manufacturing of the adenoviral based COVID-19 vaccine candidate, AZD1222.  Oxford Biomedica is based across several locations in Oxfordshire, UK and employs more than 740 people.  Further information is available at www.oxb.com

SCHEDULE 5

OXB Patent Rights [***]

SCHEDULE 6

Third Party Cell Lines and Other Physical Materials

[***]

SCHEDULE 7

Quality Agreement

[***]

SCHEDULE 8

[***]

[***]

Oxford Biomedica (UK) Ltd

Windrush Court, Transport Way, Oxford 0X4 6LT, United Kingdom

Telephone: +44 (0) 1865 783 000, www.oxb.com

Registered in England and Wales with registration number 3028927

ACTIVE/115444426.3